SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 29, 2010

CLEAN POWER CONCEPTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-520355	98-0490694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1620 McAra Street Regina, Saskatchewan, Canada	S4N 6H6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	306.546.8327

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This current report on Form 8-K contains forward-looking statements as that term is defined in section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities Exchange Act of 1934, as amended.  These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", ‘targets”, or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on page 10 of this current report, which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays beyond the company's control with respect to bio energy manufacturing operations, changes in the worldwide price of agricultural commodities or other commodities; legislative, political or economic developments in the jurisdictions in which the Company carries on business; operating or technical difficulties in connection with manufacturing or development activities; employee relations; legal matters; and the risks involved in the bio energy business.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results and the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

Unless otherwise specified, all dollar amounts are expressed in Canadian dollars and all references to "common shares" refer to the common shares in our capital stock. As used in this current report and unless otherwise indicated, the terms "we", "us", "our", “Company”, and “Clean Power” mean collectively Clean Power Concepts, Inc., a Nevada corporation, its wholly owned subsidiary, Loma Verde Explorations Ltd., a British Columbia Corporation, and  its 94.8% owned subsidiary, General Bio Energy Inc, a Saskatchewan Corporation, unless otherwise indicated.

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Share Exchange Agreement

Through a share exchange agreement executed on April 29, 2010, attached herein as Exhibit 10.1, (the ‘Exchange Agreement’), we  acquired 94.8% of the issued and outstanding  common shares of General Bio Energy Inc. (‘GBE’), a Saskatchewan Corporation, in return for issuance (the ‘Exchange’) of 28,426,612 restricted shares of our common stock (the ‘Shares’) based on a ratio of 18.21 common shares of Clean Power for each 1.00 share common share of GBE submitted for exchange. The consenting former shareholders of GBE who received shares in the Exchange are non-US persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) and the Shares have been issued in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended. We instructed our Transfer Agent to round up to one for any fractional interest which resulted in the calculation of the Exchange. The Exchange had the effect of increasing the issued and outstanding share capital of the Company from 50,0160,000 shares to 78,442,612 shares. All references in the pro forma financial statements included in this current report to stock issued and stock outstanding have been retroactively adjusted as if the Exchange had taken place at the earliest date shown.

The Shares have not been  registered  under the Securities Act of 1933, as amended (the  "Securities Act"). They are deemed "restricted"  securities under the Securities Act and may not be sold or  transferred  other than  pursuant to an  effective  registration statement  under  the  Securities  Act or any  exemption  from the  registration requirements of the Securities Act.

As recorded in the Exchange Agreement, Mr. Michael Shenher is the sole director, President and CEO, and 66.8% majority shareholder of General Bio Energy Inc. and is also the sole director, and President and CEO of Clean Power Concepts Inc. The closing of the Exchange Agreement occurred on April 29, 2010. Please refer to the information provided under Item 2.01 of this Current Report on Form 8-K for information related to our acquisition of GBE’s business as a result of this acquisition.

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As a result of execution of the Exchange Agreement referenced in Item 1.01, on April 29, 2010 we acquired the business of GBE.

Because we were a shell company before our acquisition of GBE, we have included in this Current Report on Form 8-K, the information on our company that would be required if we were filing a general form for registration of securities on Form 10.

We are an early stage development company. For further details on our business, please see the section entitled “Business” beginning, as follows, on this page.

BUSINESS

Overview and Business from Inception to date of Acquisition of General Bio Energy Inc.

Clean Power Concepts Inc. was incorporated in the State of Nevada on October 17, 2005. On October 28, 2005, we incorporated a British Columbia company named Loma Verde Explorations Ltd. as a wholly owned subsidiary and, on April 29, 2010, we  acquired 94.8% of General Bio Energy Inc., a Saskatchewan Corporation as our primary operating subsidiary.

Since inception the Company has not been involved in any bankruptcy, receivership or similar proceedings.

Since inception the Company the reclassification, consolidation, or merger arrangements in which the Company has been involved are as follows: The Company was originally incorporated in Nevada as Loma Verde Inc. on October 17, 2005. On March 22, 2007, the Company incorporated a wholly owned subsidiary named Clean Power Concepts Inc. in Nevada and by agreement effective April 2, 2007, Clean Power Concepts, Inc. was merged into the Company for the sole purpose of changing the name of the Company. We then became the surviving entity with the name Clean Power Concepts Inc. In conjunction with the aforementioned merger, the Company forward split its authorized, issued and outstanding common stock on a 56 new for 1 old basis.

On October 26, 2009, the Company decreased its authorized common shares limit from 11,200,000,000 to 1,000,000,000. Shareholder approval for this change was received October 23, 2009 and a Definitive 14A was filed with the Securities Exchange Commission and recorded with the Nevada Secretary of State Corporate Registry.

The Company’s common stock is traded in the NASD Over-The-Counter Market under the symbol “CPOW”.

The Company was originally organized for the purpose of acquiring and developing mineral properties and was therefore considered to be in the pre-exploration stage. Mineral claims with unknown reserves were acquired, but the Company did not establish the existence of commercially mineable ore deposits and determined it should abandon its mineral claims and pursue other business opportunities, one of which was the alternative energy business.

On April 29, 2010 we acquired General Bio Energy Inc. through a reverse merger and are currently initiating operating plans to develop our business in the environmentally friendly green energy industry.

Our head office is located at 1620 McAra Street, Regina, Saskatchewan, Canada S4N 6H6; telephone number: 306.546.8327. Our statutory registered agent's office is Empire Stock Transfer Inc., 1859 Whitney Mesa Drive, Henderson, Nevada 89014; Tel. 702.818.5898; Fax 702.974.1444;  email: www.empirestock.com.

Mr. Michael Shenher is the sole director, President and CEO, and 66.8% majority shareholder of General Bio Energy Inc. and is also the sole director, and President and CEO of Clean Power Concepts Inc.

New operations based on acquisition of General Bio Energy Inc.

Present Operations

The Company’s subsidiary, General Bio Energy Inc. (‘GBE’), operates a fully integrated commercial oilseed crushing, bio-diesel refinery, and environmental lubricants manufacturing and bottling, and nutraceutical and food processing plant in Regina, Saskatchewan. The current plant has a crush capacity of 19.7 million liters of crushed oil annually. Its biodiesel fuel processor can produce up to 20 million liters of biofuel and biofuel additives and the crushing system can produce nearly 32.8 thousand metric tonnes of meal and protein related products for agricultural and aquaculture feedstock annually. The plant is capable of specialty and toll crushing a wide variety of oil seeds.

In 2006, GBE was formed under the name of Canadian Green Fuels Inc., with the intention to provide a Saskatchewan based alternative fuel to an emerging North American market. Using Canola or camelina as its preferred input stock, it sought to create a market niche by adapting its process to off-grade oil seed. This method of production improved the financial viability of the company and allowed it to develop product innovations based on its value-added production.

For most of 2009, the company crushed camelina on a toll basis for Sustainable Oils, who are currently supplying the U.S. Military with camelina based bio-jet fuel.

GBE entered development stage through a small crushing capacity with five crushers and a prototype biofuel processor that allowed the company to produce either feedstock based canola oil or biodiesel. GBE has developed, and also licenses, proprietary processes which allow the company to pursue its vision of being “green” manufacturing facility with minimal effluents, using a methods which are emissions friendly and do not use a water-wash system. This biofuel production method also gave birth to the development of additives and value-added products such as its MOPO brand of biodiesel based diesel fuel lubricants and conditioners, penetrating sprays, dust suppressants, cutting oils and other “ECO-lubricants”.

GBE invested over two years in manufacturing process and produce development trials to prove the integrity of its production system and create markets. During this time the Company achieved the following:

●	Refined its biofuel processor and created a second generation machinery,
●	Developed a proprietary hydro-jacket seed entry double crushing system
●	Created an exportable meal and pelleting operation
●	Established a successful retail product line and distribution network and delivery process
●	Engaged in Canada’s first Bio-Fuel Research and Technology partnership with the University of Regina and the Saskatchewan Forest Centre (Forest First) for the development of next generation technologies
●	Engaged with a leading edge hydrodynamic cavitation technology as an exclusive applications developer for Biofuels, which technology is expected to improve the way in which biodiesel is created and distributed
●	Pioneered biomass gasification technologies
●	Grew to become one of the largest crushers of next generation jet fuel feed stock camelina oilseed

Future Plans

GBE’s plans, contingent upon financing and profitability of operations during the next fiscal year, are to expand its crushing capacity to a potential of 450 MT crushing capacity per day and improve and increase its refining capacity. We also plan to research acquisition of a U.S. based biodiesel operation to assist in meeting this production goal and to capitalize on a ‘blenders credit’ that is provided by the U.S. government. The company is also investigating expansion within Canada to develop, or acquire, additional crushing facilities and biodiesel operations and is working on an initiative to develop camelina and canola oil refining with a view to producing bio jet fuel.

GBE intends to market itself domestically and in foreign countries to obtain domestic and export contracts for the sale of its product lines by contacting distributors and purchasing agents of retail operations that sell products and that compete with the company’s products. Additionally, GBE has plans to enter niche food markets by developing an organic and/or camelina, flax, hemp and canola based oil products for Health food markets. It anticipates this to occur in the short term using General Bio Health Division’s ‘Spirit of Health’ brand.

Competitive Conditions

The bio energy industry is complex, competitive, and has multiple companies competing for the limited inputs of various grains and oil seeds. It is possible demand for input stocks will not remain economically viable based on growing demand and future input prices and this is a concern to us but, in general, input stocks of GBE are subject to normal commodity price variations and we do not believe any single company, or group of companies, has sufficient market power to affect the price or supply of bio energy in the world market.

With the price of crude oil at high current levels, production activity in the bio energy industry has increased dramatically, and competition is also high for the recruitment of qualified technical personnel and processing equipment. However, a primary source of GBE’s input stock is off-grade market of oil seed inputs. These inputs represent 20-30% of annual oil seed crop totals and for the foreseeable are expected to provide a sufficient supply of inputs for the company. This factor provides the Company with a competitive advantage as it is the only company currently operating in Canada which has an off-grade seed crusher and produces fuel, fuel grade oil, and additives from off grade oil seed.

Government Regulation

Bio energy operations in Canada are subject to various federal, provincial and local laws and regulations which govern, development, production, exports, taxes, labour standards, occupational health, waste disposal, protection of the environment, safety, hazardous substances and other matters. The Company believes that it is, and will continue to be, in compliance in all material respects with applicable statutes and the regulations passed in Canada. There are no current orders or directions relating to the Company with respect to the foregoing laws and regulations.

Environmental Regulation

GBE’s activities are subject to various federal, provincial and local laws and regulations governing protection of the environment. In general, these laws are amended often and are becoming more restrictive. GBE’ policy is to conduct its business in a way that safeguards public health and the environment and believes that its operations are conducted in material compliance with applicable environmental laws and regulations. Since its incorporation, GBE has not had any material environmental incidents or non-compliance with any applicable environmental laws or regulations. The Company estimates that it will not incur material capital expenditures for environmental control facilities during the current fiscal year. GBE currently has a discretionary use permit and a Phase I Environmental Assessment completed.

REGINA PROCESSING PLANT

The operations of General Bio Energy are located within the city limits of Regina, Saskatchewan, Canada at 1620 McAra Street. This manufacturing facility comprises a rented building and land on a 1.5 acre corner property with an 8,800 square foot manufacturing plant on site. The facility has a fully certified weigh scale and silo grain storage for more than 100,000 bushels of input storage as well as shed and open-air storage for more than 2000 Metric Tonnes (‘MT’) of processed oilseed meal.

GBE’s plant is Western Canada’s first retail Bio-Diesel Fueling station and contains all the primary assets of the company.

The manufacturing facility has a rated capacity to generate a total annual production of oil on a current run rate of 150 MT of crushing capacity equal to 19.7 million liters (approximately 18, 250 MT) and approximately 30,000 MT of meal.

The manufacturing facility has the capacity to generate a total annual production of biofuel on current run rates equal to 19.7 million (18,250 MT). Additionally, our Biofuel processors have a capacity to exceed25 million liters of fuel production capability. We estimate future production capacity will reach 450 MT crush capacity (approximately 59.6 million liters of oil / biofuel)  and approximately 108,000 MT of meal annually, and biofuel production will be enhanced to match the oil supply capacity.

Crushing Operations

GBE’s plant has 150 MT/Day of oil seed crushing capacity based on a proprietary process that utilizes a double crush mechanical process with a “Hydro Jacket Heated Seed Entry” system that maximizes oil extraction to more than 90% and creates an oil seed meal capable of being pelletized, further processed to manufacture pet or other livestock feeds, extract proteins,  or shipped raw due to its dry non-compacting properties.

The crushing process begins at Stage 1 (see diagram 1 below) where various oil seeds enter the crushing operations located inside the manufacturing facility through an initial hopper where the seed is dispersed along the proprietary  heated hydro jacket that heats the seed to 60 degrees. This heat increases the capacity of the crushers to extract a maximum amount of oil. After passing along the entire span of the heated hydro jacket the seed is equally distributed to the array of primary crushers for its initial expeller crush. The oil and seed are separated and the meal is conveyed through an auger system to second stage crushing. The oil is then deposited into a common oil filter system where it is heated and centrifuged and sent to bulk storage located inside a heated environment in the building.

The crushed meal from Stage 1 is deposited into the re-crushers at stage 2 where additional oil is extracted and deposited to the common oil filter system. The meal is then conveyored and distributed through an auger system to storage outside the main facility where it holds for customer pick up. Or, the meal is re-directed to two peletting machines where it can be further prepared for either bagging or bulk pick up by the customer.

The oil produced is a COPA Type III which can be sold to food processors for additional refining or because it meets or exceeds specifications required to produce ASTM D6571 standard for retail bio-diesel and is sold at the retail pump located on the premises, or is manufactured into value added retail products on the premises.

Two Stage Crushing System of GBE

Processor Operations

The company has both a prototype and a reengineered second generation biofuel processors on site. The capacity of these two processors when combined is greater than 20 - 30 Million liters per year. The processors are shielded in a firewalled separate location inside the main facility, but are sufficiently portable to be rapidly deployed to other locations.

The oil generated from the crushing process can be further processed using a “waterless” processing method that, through low heat and no pressure, converts Bio Oil to Biodiesel. This is achieved by putting the oil through a chemical process that adds a mixture of methoxide and using various mineral plate filters that creates biodiesel. GBE uses a bleaching clay to clarify the fuel, which is then pumped through filtration centrifuges and finally to storage tanks for retail distribution. A by-product of this process is Glycerin that can be sold for various secondary industries including cosmetic and co-generation power systems.

All processes of the company are waterless, non-toxic, effluent friendly, and are considered “green” because of their continuous flow nature.

Meal and Pelleting Operations

Meal is the remaining seed elements that are the remnants of the crush of oil seed. It takes on the appearance of a soil or peat moss texture, and is a highly valued commodity due to its protein and high fat content. Through the process of GBE’s crushing, approximately 80% of the fat (oil) is removed from the seed in its double crush process, leaving approx 8% fat in the meal.  In this  raw form it is used primarily for livestock feed and is a high demand product due to bans on the use of animal tallow.

The meal is dealt with in the plant through a series of augers and conveyors which move it from the primary crusher output funnels to the secondary crush input funnels and finally to the exterior storage environment where it waits for shipping to the customer. The meal can be further refined through a filtration process where a highly valued protein powder can be extracted which can be sold for use in a variety of applications from pet food to aquaculture and exported globally.

In January 2009 GBE commissioned two 5 MT/day pelletizing machines to increase its ability to sell its meal in pellets. These pellets can be used for products bagged for retail markets as well as to provide added assurance of non-compacting when shipping meal to distant locations. Once the meal is put into its pellet form, the pellets are put into shipping containers or bagged for retail market purposes.

Meal is a primary co-product of the company and we are initiating plans to commercialize the use of meal through the patented process licensed from the Canadian Department of Fisheries and Oceans. A top priority will be to develop high margin fish food for aquaculture and other primary protein products.

Bottling & Retail Operations

All of the retail functions, product creation, bottling, labeling and marketing are, where possible, performed at the manufacturing facility. The product creation is a labour intensive process of filling bottles and wrapping them with labels. As the company grows, we plan to automate some processes in this area.

One of our primary trade names is: ‘MOPO Environmental Lubricants. The various products sold under the “MOPO Environmental Lubricants” brand created in our manufacturing facility are:

1)	Dust Suppressants

2)	Environmental Lubricants used for:
a)	Cutting Oil
b)	Chain Oil
c)	General All Purpose Lubricant
d)	Gun Oil
e)	Penetrating Oil (the oil/solution is prepared at the facility but is outsourced for aerosolizing)

3)	Environmental Fuel Line Conditioners packaged in:
a)	1 Liter F style bottle
b)	4 Liter F style jug
c)	205 Liter barrel
d)	1036 Liter totes
e)	Bulk

Other primary trade names include: ‘General Bio Health’ and ‘Spirit of Health’, under which we manufacture, distribute, and retail essential oils, camelina, canola, flax, and hemp, in various formats including capsules, gourmet cooking oils, and skin care formulations.

Subsidiaries

Our primary subsidiary is General Bio Energy Inc., a Saskatchewan corporation is a 94.8% owned subsidiary and we also wholly own Loma Verde Explorations, Ltd., a British Columbia corporation which is currently inactive.

Research and Development Expenditures

All research and development expenditures are related to activities of our subsidiary General Bio Energy Inc. As reflected in our financial statements, for the years ended April 30, 2008 and 2009 and the nine month interim period ended January 31, 2010, GBE made research and development expenditures of $560,583, $576,060, and $Nil respectively.

Employees

Our subsidiary General Bio Energy Inc. employees 8 full time technical and administrative staff. We expect a significant increase in the number of our employees over the next 12 month period as we implement our strategic plans. We contract with outside professionals for legal, audit, accounting, and regulatory filing services as required.

Intellectual Property

We do not own, either legally or beneficially, any patents, trademarks, servicemarks, or other registered intellectual property. We license certain patented intellectual property from the Canadian Department of Fisheries and Oceans.

RISK FACTORS

In addition to other information in this current report, the following risk factors should be carefully considered in evaluating our business because such factors may have a significant impact on our business, operating results, liquidity and financial condition. As a result of the risk factors set forth below, actual results could differ materially from those projected in any forward-looking statements.  Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, operating results, liquidity and financial condition.  If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, the trading price of our securities could decline, and you may lose all or part of your investment.

Risks Associated With Bio Energy

Bio energy business development activities are speculative in nature

Bio energy and its related businesses are a new industry and are a speculative business, characterized by a number of significant risks including, among other things, unprofitable efforts resulting not only from the failure to develop marketable products, establish wholesale and retail delivery channels, and acquire wide consumer acceptance. The marketability of bio energy product produced by our company may be affected by numerous factors which are beyond our control and which cannot be accurately predicted, such as market fluctuations, the proximity and capacity of agricultural commodity supplies, wholesale and retail markets and such other factors as government regulations, including regulations relating to product testing, waste management, allowable production, importing and exporting of agricultural products and environmental protection issues, the combination of which factors may result in our company not receiving an adequate return of investment capital.

Substantial expenditures are required to establish bio energy production facilities and marketing channels

Substantial expenditures are required to establish economically feasible bio energy production processes and develop processing facilities and infrastructure. Although substantial benefits may be derived from the discovery and development of marketable bio energy related products, no assurance can be given that the production of such products will be economically feasible or result in profitable operation. Additionally, production costs can be affected by such factors as environmental permitting regulations and requirements, weather, environmental factors, unforeseen technical difficulties, and work interruptions.

Bio energy operations are subject to applicable law and government regulation. Even if we produce marketable products in a commercially viable quantity, these laws and regulations could restrict or prohibit our business. If we cannot produce our products in sufficient quantities due to government restrictions, our business may fail.

The production of bio energy related products requires permits from various foreign, federal, state, provincial and local governmental authorities and are governed by laws and regulations, including those with respect to production, product development, transport, export, taxation, labour standards, occupational health, waste disposal, toxic substances, land use, environmental protection, manufacturing facility safety and other matters. There can be no assurance that our operations will always conform to regulatory requirements or that we will always obtain or maintain any of the permits required for continued production and development of our products at economically viable levels. If we cannot accomplish these objectives, our business could fail.

We believe that we are in compliance with all material laws and regulations that currently apply to our activities but there can be no assurance that we can continue to remain in compliance. Current laws and regulations could be amended and we might not be able to comply with them, as amended. Further, there can be no assurance that we will be able to obtain or maintain all licenses and permits necessary for our future operations, or that we will be able to obtain them on reasonable terms. To the extent such approvals are required and are not obtained, we may be delayed or prohibited from proceeding with planned production, development, or expansion activities.

The bio energy industry is highly competitive and there is no assurance we will continue to be successful in acquiring raw materials.

We compete with other bio energy companies for raw materials. In identifying and acquiring raw materials, we may compete with many companies possessing greater financial resources and technical facilities. This competition could adversely affect our ability to acquire raw materials in the future. Accordingly, there can be no assurance that we will acquire sufficient raw materials in the future to support a commercial viable operation.

The Bio Energy industry depends heavily on supplies of agricultural commodities and products and faces severe risks related to crop failures.

The bio energy industry is heavily reliant on a the supply of agricultural commodities and products from farmers. Farming is an inherently risky industry and is susceptible to crop failures due to weather, lack of water supplies, the infestation of pests and insects, and numerous other potential risks. As a result, bio energy producers are also susceptible to these same risks.

Agricultural commodity prices are subject to dramatic and unpredictable fluctuations.

The price of agricultural commodities has fluctuated widely in recent years, and is affected by numerous factors beyond our control, including international, economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities and increased production due to changes in allowable farming  methods. The effect of these factors on the price of agricultural commodities, and therefore the economic viability of our operations, cannot accurately be predicted.

The Bio Energy industry is a new and emerging market and therefore there is no assurance that customers will purchase its products.

The Company competes against existing products in the market place that are not bio energy products such as agriculture products like hay, chicken feed, corn, gasoline and synthetic oil. A goal of the Company is to market its products in mainstream retail markets where it will face heavy competition from existing products. To be successful, we will need to educate mainstream retailers such as Canadian Tire, Rona, Home Depot, and other retailers about our products in order to stimulate demand.  If a demand cannot be created, the sales of our products will be diminished relative to our competition who have established customers and distribution networks.

Downward fluctuations in the pricing of competing products may drive down bio energy products prices.

The Company’s future profitability will depend upon the market prices for bio energy products, such as bio diesel, meal, mustard oil, and canola oil and bio diesel conditioner. If the prices for competing products drop, the Company may need to adjust its prices downward and this may result in less sales revenue and decrease in profitability. Bio energy product pricing is influenced by many factors including: retail supply and demand of like products; non-bio energy competitor product innovations; and development of new technologies by non-bio energy competitors. All these factors are beyond our control and may result in decreased profitability of our products.

Risks Related To Our Company

We have a limited operating history on which to base an evaluation of our business and prospects.

We were incorporated on October 17, 2005 and our subsidiary has been in the bio energy related business since February 14, 2006. We have never earned a profit from our operations. In addition, our operating history has been restricted to the small scale production and sale of bio energy related products and this does not provide a meaningful basis for an evaluation of our prospects. We have no way to accurately evaluate the likelihood of whether we will be able to build and operate our business successfully. We anticipate that we will continue to incur operating costs without realizing any profits for the foreseeable future and therefore expect to continue to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant additional revenues from the sale of our products, we will not be able to earn profits or continue operations. At this early stage of our operation, we also expect to face the risks, uncertainties, expenses and difficulties frequently encountered by companies at the start up stage of their business development. We cannot be sure that we will be successful in addressing these risks and uncertainties and our failure to do so could have a materially adverse effect on our financial condition. There is no history upon which to base any assumption as to the likelihood that we will prove successful and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

Our activities will be subject to environmental and other industry regulations which could have an adverse effect on our financial condition

Our company's activities are subject to environmental regulations promulgated by government agencies from time to time. Environmental legislation generally provides for restrictions and prohibitions on spills, releases or emissions of various substances produced in association with production operations, which could result in environmental pollution. A breach of such legislation may result in imposition of fines and penalties. In addition, certain types of operations require the submission and approval of environmental impact assessments. Environmental legislation is evolving in a manner which means stricter standards and enforcement, fines and penalties for non-compliance are more stringent. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers and employees. The cost of compliance with changes in governmental regulations could have an adverse effect on the financial condition of our company.

Failure to comply with applicable laws, regulations, and permitting requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions.

The fact that we have not earned any profits since our incorporation raises substantial doubt about our ability to continue as a going concern.

Although our subsidiary has generated revenues, we have not generated any profits from operations since our incorporation and we anticipate that we will continue to incur operating expenses without revenues unless and until we are able to further  expand and develop our base of customers. On January 31, 2010, the date of our nine month pro forma interim financial statements, we had cash in the amount of $nil and a working capital deficit of $799,741. We incurred a net loss of $214,919 for the nine month period ended January 31, 2010. We estimate our average monthly operating expenses to be approximately $60,000 to $90,000, including production costs, management services and administrative costs. Should the results of our planned business model require us to increase our current operating budget, we may have to raise additional funds to meet our currently budgeted operating requirements for the next 12 months. As we cannot assure a lender that we will be able to successfully generate profits, we will probably find it difficult to raise debt financing from traditional lending sources. We have traditionally raised our operating capital from sales of equity securities and shareholder loans, but there can be no assurance that we will continue to be able to do so. If we cannot raise the money that we need to continue our operations, we may be forced to delay, scale back, or eliminate our activities. If any of these were to occur, there is a substantial risk that our business would fail. Management has plans to seek additional capital through private placements and/or public offerings of its capital stock. These conditions raise substantial doubt about our company’s ability to continue as a going concern. Although there are no assurances that management’s plans will be realized, management believes that our company will be able to continue operations in the future. Our consolidated financial statements do not include any adjustments relating to the recoverability and potential classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event our company cannot continue in existence. We continue to experience net operating losses.

We rely on the use and development of proprietary intellectual property which may become obsolete or be supplanted by better processed used or developed by competitors

The success of our operations rely to a significant degree upon our ability to develop, maintain and protect proprietary products and technologies. At present, we have not filed applications for any patents on our proprietary technologies and these could be at risk of being copied or stolen by competitors. Additionally, even if we do patent our proprietary processes, patents will provide only limited protection and would likely require substantial costs to enforce. If our trade secrets become known, our business and competitive position could be adversely affected. Additionally, if we do not continually invest in the development of new processes and technologies, our current processes and technologies may become obsolete and this could have a material negative impact on our business.

We currently rely on certain key individuals and the loss of one of these key individuals could have an adverse effect on the Company

Our success depends to a certain degree upon certain key members of our management. These individuals are a significant factor in the our growth and success. The loss of the service of members of the management and advisory board could have a material adverse effect on our company. In particular, the success of our company is highly dependent upon the efforts of our President & CEO, CFO, PAO, Treasurer & Secretary, Chair & Director, the loss of whose services would have a material adverse effect on the success and development of our company. Additionally, we do not anticipate having key man insurance in place in respect of our directors and senior officers in the foreseeable future.

The Company’s operation would not survive a complete oil seed crop failure.

If a seed crop failure were to occur, this event were to occur, we would not have sufficient inputs for our production processes and would not be able to create the products we sells to our customers.

The Company’s products are subject to defect which diminishes their value and the Company’s ability to sell.

The meal that is sold to agriculture feeders, such as chicken farm and cattle feedlots, demand certain grades of meal that has high protein animal feed content.  If the meal we produce does not have the necessary protein or other content required by a livestock producer, one of our main product lines may not be saleable or may only be saleable at reduced prices which may be unprofitable for our company. Additionally, we may experience meal productions runs where the meal is of low quality or tainted and unfit for sale, which could have a material negative impact on our current sales revenue, product reputation, and future saleability of our products.

The Company is subject to operating risks which may adversely affect the Company’s financial condition.

Our operations are be subject to risks normally incidental to manufacturing operations which may result in work stoppages and/or damage to property. This may be caused by:
●      Breakdown of our crushers;
●      Breakdown of the processes that create our end products;
●      Labor disputes
●      Foreign exchange rates
●      Imposition of new government regulations
●      Sabotage by operational personnel;
●      Cost overruns; and
●      Fire, flood, or other Acts of God.

We require substantial funds to operate effectively

Several significant factors related to our operational cash requirements include, but are not limited to:

●	Costs of production, including manufacturing labor and operation and maintenance of production facilities;
●	Research and development expenses
●	Availability and costs of financing; and
●	Regulatory compliance regulations and restraints.

The Company’s insurance does not cover all of its potential losses, liabilities and damage related to its business.

The Company has a general insurance policy that covers its equipment in the amount of $500,000, however insurance may not cover all of our losses if damage does occur and our operation would be disrupted if our crushers and processes where destroyed or damaged by fire, flood, tornado and severe wind gusts. It is not always possible to obtain insurance against all such risks and the Company may decide not to insure against certain risks because of high premiums or other reasons. Should such liabilities arise, they could reduce or eliminate any further profitability and result in increasing costs and a decline in the value of the securities of the Company.

Competition may hamper the Company’s ability to acquire inputs and labor necessary to operate the Company, which may have an adverse impact on the Company’s operations.

Significant and increasing competition exists for labor and executives in Saskatchewan and minimum wage laws and compensation arrangements are rising where we carry on business. As a result of this competition, some of which is with large companies with substantial capabilities and greater financial resources than the Company, the Company may be unable to acquire skilled labor on terms it considers acceptable. The Company also competes with other companies for the recruitment and retention of qualified employees and other personnel.

The Company may experience difficulty attracting and retaining qualified management to meet the needs of its anticipated growth, and the failure to manage the Company’s growth effectively could have a material adverse effect on its business and financial condition.

The Company’s prospects depend in part on the ability of its executive officers and senior management to operate effectively, both independently and as a group. To manage its growth, the Company may have to attract and retain additional highly qualified management, financial and technical personnel and continue to implement and improve operational, financial and management information systems. Investors must be willing to rely to a significant extent on management’s discretion and judgment, as well as the expertise and competence of outside contractors which can be very expensive.

Risks Associated with Our Common Stock

Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the Over-The-Counter Bulletin Board service of the Financial Industry Regulatory Authority. Trading in stock quoted on the Over-The-Counter Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the Over-The-Counter Bulletin Board is not a stock exchange, and trading of securities on the Over-The-Counter Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like NASDAQ, or a stock exchange like Amex. Accordingly, shareholders may have difficulty reselling any of their shares.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the Financial Industry Regulatory Authority believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The Financial Industry Regulatory Authority ’ requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Other Risks

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

Directors and Officers

At that time the share exchange occurred, Mr. Michael Shenher was both the sole director, President and CEO, and 60.1% majority shareholder of General Bio Energy Inc. and also the sole director, and President and CEO of Clean Power Concepts Inc.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Purchase of Significant Equipment

Our plans include significant equipment purchases over the next twelve months, but we have not yet determined precisely what equipment will be purchased and will be reporting on this at a later date.

Personnel Plan

Our subsidiary General Bio Energy Inc. employees 8 full time technical and administrative staff. We expect a significant increase in the number of our employees over the next 12 month period as we implement our strategic plans. We contract with outside professionals for legal, audit, accounting, and regulatory filing services as required.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Our principal capital resources have been through the subscription and issuance of common stock, although we have also used stockholder loans to provide working capital.

Results of Operations for the Fiscal Years ended April 30, 2009 and April 30, 2008

The following summary of the results of operations from our subsidiary General Bio Energy, Inc. should be read in conjunction with our audited financial statements for the years ended April 30, 2009 and 2008, which are included in this Current Report.

GBE’s operating results, denominated in Canadian dollars, for the years ended April 30, 2009 and 2008 are summarized as follows:

	Year Ended
	April 30
	2009	2008
Revenue	$814,862	$310,795
Cost of Sales	969,662	325,994
Gross Margin	(154,800)	(15,199)
Expenses	$866,143	$1,009,488
Interest	55,504	22,158
Net Loss	$(1,076,447)	$(1,046,845)

Revenues
Sales totaled $814,862 for the year ended April 30, 2009 versus $310,795 for the  year ended April 30, 2008. The two primary components of revenue were sales of canola meal and canola oil. For the year ended April 30, 2009 canola meal sales were $442,813 versus $129,802 for the  year ended April 30, 2008 and sales of canola oil were $331,778 versus $126,456 respectively for the same periods. We project sales will continue to rise as we implement our strategic plans during the coming year.

Cost of Sales
Cost of Sales are primarily comprised of agricultural seed input stocks. Cost of sales were $969,662 for the year ended April 30, 2009 versus $325,994 for the year ended April 30, 2008. The increase in these cost is tied directly to an increase in sales over the same periods respectively. We cannot accurately predict our future cost of sales because this is primarily driven by the prices of agricultural commodities which vary widely based on many circumstances.

General and Administrative Expenses
General and administrative expenses primarily comprise: rent, organizational administration expenses, meals and entertainment, and the cost of bad debts. General and administrative expenses were $76,209 versus $55,515 respectively for the twelve month periods ended April 30, 2009 versus April 30, 2008.We expect administrative fees to increase moderately during the coming year.

Amortization
Amortization is comprised of depreciation expenses for our capital equipment and amortization of lease expenses. Amortization totaled $76,814 versus $57,556 respectively for the twelve month periods ended April 30, 2009 versus April 30, 2008.We expect amortization expenses to increase moderately during the coming year in line with our equipment purchases.

Production Expenses
Production expenses primarily comprise: repairs and maintenance, indirect production supplies, vehicle expenses, and costs related to pre-production testing. Production expenses were $392,639 versus $582,445 respectively for the twelve month periods ended April 30, 2009 versus April 30, 2008.We expect production expenses to increase significantly during the coming year as we implement our strategic plans.

Professional Fees
Professional fees totaled $51,363 for the twelve months ended April 30, 2009 versus $77,489 for the same period ended April 30, 2008. Professional fees are primarily composed of technical consultant, legal, auditor, and accounting fees. During the coming year, we project professional fees will increase moderately.

Salaries and Wages
Salaries and wages comprise payroll taxes and similar costs related to our employees. Salaries and wages totaled $35,541 for the twelve months ended April 30, 2009 versus $6,350 for the same period ended April 30, 2008. We expect salaries and wages will increase incrementally in line with our planned increase in staff levels.

Research and Development
Research and Development is comprised of expenses and wages related to process and product development initiatives Research and development costs totaled $179,668 for the year ended April 30, 2009 versus $203,855 for the year ended April 30, 2008. The year over year decrease in these costs is due to the completion of development of operational systems and the start of commercialization. We expect research and development expenses to increase moderately during the coming year.

Advertising
Advertising expenses are related to promotion of our products. Advertising totaled $53,909 for the period ending April 30, 2009 versus $26,268 for the year ended April 30, 2008. We expect advertising expenses to increase significantly over the coming year as we implement our strategic plans.

Net Loss

We incurred a net loss of $1,076,447 for the twelve months ended April 30, 2009 compared with a net loss of $1,046,845 for the same period ended April 30, 2008. We anticipate net losses will continue during the coming year as we invest in expanding our production capacity.

Liquidity and Capital Resources

Our financial position as at April 30, 2009 and 2008 are as follows:

Working Capital

	As at April 30, 2009	As at April 30, 2008
Current Assets	$324,876	$125,645
Current Liabilities	$864,936	$330,046
Working Capital (Deficiency)	$(540,060)	$(204,401)

Our working capital deficit increased from $204,401 at April 30, 2008 to $504,060 at April 30, 2009 primarily as a result of increased shareholder loans and the establishment of a line of credit.

Cash Flows

	Year Ended	Year Ended
	April 30, 2009	April 30, 2008
Net cash (used) by Operating Activities	$(1,088,197)	$(998,721)
Net cash provided in Financing Activities	$961,923	$847,990
Net cash (used) by Investing Activities	$185,021	$109,845
Increase (Decrease) in Cash during the Year	$58,747	$(30,886)
(Bank Indebtedness) Cash, Beginning of Year	$(11,822)	$19,064
Cash (bank indebtedness), End of Year	$46,925	$(11,822)

Since the date of our incorporation to April 30, 2009, we have raised $1,843,697 though private placements of our common shares, 193,710 through a line of credit and $344,279 through shareholder loans. As of April 30, 2009 we had cash on hand of $46,925 and prepaid expenses of $8,532.

The continuation of our business is dependent upon obtaining further financing, sales of our products, and achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. We will pursue various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

Results of Operations for the Three and Nine Month Periods Ended January 31, 2010 and January 31, 2009

The following summary of our results of operations should be read in conjunction with our unaudited financial statements for the interim periods ended January 31, 2010 and 2009.

Our operating results for the three and nine months ended January 31, 2010 and 2009 are summarized as follows:

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	January 31, 2010	January 31, 2009	January 31, 2010	January 31, 2009
Revenue	$73,878	$268,292	$283,933	$681,905
Cost of Sales	23,774	301,470	111,060	750,278
Gross Margin	50,104	(33,178)	172,873	(68,373)
Expenses	147,529	229,129	364,108	537,683
Net Loss	$(103,464)	$(275,598)	$(214,919)	$(652,213)

Revenues
Sales totaled $73,878 and $283,933for the three and nine month period ended January 31, 2010 versus $268,292 and $681,905 for the three and nine month periods ended January 31, 2009. The two primary components of revenue were sales of canola meal and canola oil. For the three and nine month periods ended January 31, 2010 canola meal sales were $nil and $nil versus $121,705 and $370,452 for the three and nine month periods ended January 31, 2009 and sales of canola oil were $8,505 and $28,915 versus $132,082 and $279,169 respectively for the same periods. We project sales will continue to rise as we implement our strategic plans during upcoming quarters.

Cost of Sales
Cost of Sales are primarily comprised of agricultural seed input stocks. Costs of sales totaled $23,774 and $111,060 for the three and nine month period ended January 31, 2010 versus $301,470 and $750,278 for the three and nine month periods ended January 31, 2009. The changes in these cost is tied directly to the changes in sales over the same periods respectively. We cannot accurately predict our future cost of sales because this is primarily driven by the prices of agricultural commodities which vary widely based on many circumstances.

General and Administrative Expenses
General and administrative expenses primarily comprise: rent, organizational administration expenses, meals and entertainment, and the cost of bad debts. General and administrative expenses totaled $34,300 and $69,134 for the three and nine month period ended January 31, 2010 versus $18,335 and $41,837 for the three and nine month periods ended January 31, 2009. We expect administrative fees to increase moderately during upcoming quarters.

Amortization
Amortization is comprised of depreciation expenses for our capital equipment and amortization of lease expenses. Amortization totaled $25,091 and $71,405 for the three and nine month period ended January 31, 2010 versus $19,903 and $57,055 for the three and nine month periods ended January 31, 2009. We expect amortization expenses to increase moderately during upcoming quarters in line with our equipment purchases.

Production Expenses
Production expenses primarily comprise: repairs and maintenance, indirect production supplies, vehicle expenses, and costs related to pre-production testing. Production expenses totaled $13,877 and $39,713 for the three and nine month period ended January 31, 2010 versus $108,763 and $252,584 for the three and nine month periods ended January 31, 2009. We expect production expenses to increase significantly during upcoming quarters as we implement our strategic plans.

Professional Fees
Professional fees totaled $15,722 and $51,672 for the three and nine month period ended January 31, 2010 versus $13,379 and $31,870 for the three and nine month periods ended January 31, 2009. Professional fees are primarily composed of technical consultant, legal, auditor, and accounting fees. During upcoming quarters, we project professional fees will increase moderately.

Salaries and Wages
Salaries and wages comprise payroll taxes and similar costs related to our employees. Salaries and wages totaled $56,689 and $110,880 for the three and nine month period ended January 31, 2010 versus $15,189 and $15,189 for the three and nine month periods ended January 31, 2009. We expect salaries and wages will increase incrementally in line with our planned increase in staff levels.

Research and Development
Research and Development is comprised of expenses and wages related to process and product development initiatives Research and development costs totaled $nil and $nil for the three and nine month period ended January 31, 2010 versus $44,703 and $114,205 for the three and nine month periods ended January 31, 2009. The year over year decrease in these costs is due to the completion of development of operational systems and the start of commercialization. We expect research and development expenses to increase moderately during upcoming quarters.

Loss on disposal of assets
Losses on disposal of assets are related to surplus equipment which we have sold. Losses on disposal of assets were $1,000 and $12,514 for the three and nine month periods ended January 31, 2010 versus $nil and $nil respectively for the same prior year periods. We do not project further near term losses on disposal of assets.

Advertising
Advertising expenses are related to promotion of our products. Advertising expenses totaled $850 and $8,790 for the three and nine month period ended January 31, 2010 versus $8,857 and $24,943 for the three and nine month periods ended January 31, 2009. We expect advertising expenses to increase significantly over the coming year as we implement our strategic plans.

Net Loss

We incurred net losses of $103,464 and $214,919 for the three and nine month periods ended January 31, 2010 compared with net losses of $275,598 and 652,213 respectively for the same periods ended January 31, 2009. We anticipate net losses will continue during upcoming quarters as we invest in expanding our production capacity.

Liquidity and Capital Resources

Our financial position as at January 31, 2010 and April 30, 2009 are as follows:

Working Capital

	As at January 31, 2010	As at April 30, 2009
Current Assets	$312,958	$324,876
Current Liabilities	$1,112,699	$864,936
Working Capital (Deficiency)	$(799,741)	$(540,060)

Our working capital deficit increased from $540,060 at April 30, 2009 to $799,741 at January 31, 2010 primarily as a result of increased shareholder loans and the establishment of a line of credit.

Cash Flows

	Nine Months Ended	Nine Months Ended
	January 31, 2010	January 31, 2009
Net cash (used) by Operating Activities	$(15,927)	$(738,335)
Net cash provided in Financing Activities	$43,501	$729,340
Net cash (used) by Investing Activities	$(92,329)	$22,698
Increase (Decrease) in Cash	$(64,755)	$13,703
(Bank Indebtedness) Cash, Beginning	$46,925	$(11,822)
Cash (bank indebtedness), End	$(17,830)	$1,881

Since the date of our incorporation to April 30, 2009, we have raised $1,914,570 though private placements of our common shares, 187,210 through a line of credit and $471,312 through shareholder loans. As of January 31, 2010 we had $nil cash on hand and prepaid expenses of $5,048.

The continuation of our business is dependent upon obtaining further financing, sales of our products, and achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. We will pursue various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

Going Concern

Generally accepted accounting principles in the United States of America contemplate the continuation of the Company as a going concern. However, its subsidiary General Bio Energy, Inc. has had a net loss for the nine month period ended January 31, 2010, of $(214,919). Additionally it has accumulated operating losses since its inception and has limited business operations, which raises substantial doubt about the Company’s ability to continue as a going concern. The continuation of the Company is dependent upon the continuing financial support of investors and stockholders of the Company. As of January 31, 2010 we projected the Company would need additional cash resources to operate during the upcoming 12 months and would raise this capital through private placements of our common shares and shareholder loans from our President. The Company intends to attempt to acquire additional operating capital through private equity offerings to the public and existing investors to fund its business plan. However, there is no assurance that equity or debt offerings will be successful in raising sufficient funds to assure the eventual profitability of the Company. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Critical Accounting Policies

Consolidation of Financial Statements

These financial statements only reflect our subsidiary General Bio Energy Inc. and are not shown on a consolidated basis with the results of the parent company Clean Power Concepts, Inc. or Clean Power’s other subsidiary Loma Verde Explorations Ltd.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Basic and Diluted Net Loss per Share

Basic loss per share is calculated by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted net loss per share is computed by dividing the net loss available to common stockholders by common stock equivalents. At January 31, 2010, the Company did not have any common stock equivalents outstanding.

Estimated Fair Value of Financial Instruments

The  carrying  value  of  accounts  payable,  and  other  financial  instruments reflected  in  the  financial  statements  approximates  fair  value  due  to the short-term maturity of the instruments. It is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Income Taxes

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted rates in effect in the years during which the differences are expected to reverse and upon the possible realization of net operating loss carry-forwards. Additionally, the Company has not recognized any amount for a tax position taken or expected to be taken on its tax return, or for any interest or penalties.

Valuation of Long-Lived Assets

The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of un-depreciated balances through measurement of undiscounted operation cash flows on a basis consistent with accounting principles generally accepted in the United States of America.

Start-up Costs

The Company expenses the cost of start-up activities, including organizational costs, as those costs are incurred.

Foreign Currency

The books of the Company are maintained in Canadian dollars and this is the Company’s functional and reporting currency. Transactions denominated in other than the Canadian dollars primarily involve the United States dollar and are translated as follows with the related transaction gains and losses being recorded in the Statements of Operations:

(i)	Monetary items are recorded at the rate of exchange prevailing as at the balance sheet date;

(ii)	Non-Monetary items including equity are recorded at the historical rate of exchange; and

(iii)	Revenues and expenses are recorded at the period average in which the transaction occurred

Cash and Cash Equivalents

The Company considers cash and cash equivalents to consist of cash on hand and demand deposits in banks with an initial maturity of 90 days or less.

PROPERTIES

Executive Offices

As of the date of this current report, our executive, administrative, and operating offices are located at 1620 McAra Street, Regina, Saskatchewan, Canada, S4N 6H6. We lease approximately 8,800 square feet at a cost in 2010 of $3,675 per month, including GST. We currently owe $33,075 in back rent on this property, which amount is reflected in our financial statements. We believe these facilities are adequate for our current needs and that alternate facilities can be acquired if needed. However, we believe we are currently paying below market rates for our premises because they are leased from a company partly owned by our CEO.

Regina Processing Plant

The operations of General Bio Energy are located within the city limits of Regina, Saskatchewan, Canada at 1620 McAra Street. This manufacturing facility comprises a rented building and land on a 1.5 acre corner property with an 8,800 square foot manufacturing plant on site. The facility has a fully certified weigh scale and silo grain storage for more than 100,000 bushels of input storage as well as shed and open-air storage for more than 2000 Metric Tonnes (‘MT’) of processed oilseed meal. GBE’s plant contains all the primary assets of the company. (See page 2 - BUSINESS for more details regarding the Regina Processing Plant).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 29, 2010, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers, and all of our directors and executive officers as a group.  Each person has sole voting and investment power with respect to the shares of common stock.  Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name	Amount and Nature of Beneficial Shares Owned(1)	Percent of Outstanding Ownership(2)
Michael Shenher Director, Chair, President & CEO, CFO, and PAO	18,998,129 restricted common shares(3)	24.2%
Cory Turner Secretary & Treasurer	Nil	Nil

All Officers, Directors and Control Persons as a Group	18,998,129 restricted common shares	24.2%

Notes:
(1)       Based on 78,442,612 shares of common stock issued and outstanding as of April 29, 2010. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)      No member of Management has the right to acquire within sixty days through options, warrants, rights, conversion, privilege or similar obligations any security of the Company.
(3)      Mr. Shenher directly owns 9,237,569 restricted common shares and is deemed to beneficially own an additional 9,760,560 restricted common shares through the ownership by his wife, Mrs. Jody Shenher, of 9,705,930 restricted common shares and the ownership by his minor son, Matthew of 54,630 restricted common shares.

Change in Control

We are not aware of any arrangement that might result in a change of control of our Company in the future.

DIRECTORS AND EXECUTIVE OFFICERS

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Positions Held with the Company	Age	Date First Elected or Appointed to Current Positions
Michael Shenher	Director, Chair, President and Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer	44	February 3, 2010
Cory Turner	Secretary and Treasurer	33	February 3, 2010

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each of our current directors and executive officers, indicating their principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Michael Shenher - President & CEO, CFO, PAO, Board Chair, and Director
Michael Shenher has 25 years business experience in progressively more responsible management and entrepreneurial positions. Mr. Shenher founded General Bio Energy Inc. GBE was originally an alternative energy company and evolved into a bio oil refinery enterprise specializing in petroleum and protein based product supplements and replacements such as GBE’s MOPO brands of environmentally friendly high performance lubricants. Mr. Shenher’s employment background also includes: President & CEO of GBE’s predecessor Canadian Green Fuels, 2006-2010; Chief of Staff to a Canadian Federal Member of Parliament 2004-2007; General Manager, Shenher Insurance and Financial Services 1997-2006; and Regional Manager, Equifax Canada Inc. 1992-1997. Michael Shenher is also founder and Vice President of Shenher Real Estate and Mortgage Ltd. Mr. Shenher has participated on Saskatchewan’s roundtable contributing to the Canada West Foundation’s position paper entitled ‘Canada's Power Play: The Case for a Canadian Energy Strategy for a Carbon-Constrained World’ and Mr. Shenher is a former member of the ‘Biofuels and Bioproducts Sector Team’ of Enterprise Saskatchewan which reports directly to the Saskatchewan Minister of Enterprise on alternative energy policy matters. Mr. Shenher is a 2005 recipient of the Saskatchewan Centennial Medal of Honour and is a former board member of City of Regina Parks and Recreation Advisory Board; the Better Business Bureau; and numerous other community, charity, sports and business advocacy boards.

Cory Turner - Secretary and Treasurer
Mr. Turner is the former President, CEO and CFO of our company and on February 3, 2010 was appointed as Secretary and Treasurer. Mr. Turner brings an expertise in marketing and sales of advancing technology to our company and has been involved in the wireless industry for over 10 years, as a senior sales executive for Wireless Age Communications Ltd., a publicly traded company based in Western Canada. Prior to that Cory was involved in the management of hospitality establishments where he developed and initiated major training programs.

Family Relationships

There are no family relationships among our directors or executive officers.

(As recorded in the Exchange Agreement, Mr. Michael Shenher is the sole director, President and CEO, and 66.8% majority shareholder of General Bio Energy Inc. and is also the sole director, and President and CEO of Clean Power Concepts Inc.)

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

The particulars of compensation paid by our company to the following persons:

(a)	our principal executive officer;
(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended April 30, 2009 and April 30, 2008; and
(c)	up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as an executive officer at the end of the year ended April 30, 2009, who we will collectively refer to as our named executive officers are set out in the following summary compensation table:

Name and Principal Positions	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards/SARs ($) (1)	Securities Underlying Options/SARs (#)	LTIP Payouts ($) (2)	All Other Compensation ($)(3)

Michael Shenher President and CEO, CFO, PAO, Chair, and Director(4)	2009 2008	US$53,518 N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A

Cory Turner President and CEO, and Director(5)	2009 2008	N/A N/A	N/A N/A	US$30,000 N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A

Ralph Proceviat Chief Financial Officer(6)	2009 2008	N/A N/A	N/A N/A	US$24,000 N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A

Notes:
(1)	SAR’s are “Stock Appreciation Rights”. We have to date not issued any SARs.
(2)	LTIP’s are “Long-Term Incentive Plans”. We have to date not created and LTIPs.
(3)	There are no compensatory plans or arrangements with respect to our executive officers resulting from their resignation, retirement or other termination of employment or from a change of control.
(4)	Effective February 3, 2010, Mr. Michael Shenher was appointed as a Director, President, Chief Executive Officer, Chief Financial Officer and as the Principal Accounting Officer of our company. Mr. Shenher has not received any salary or fees from our company for any of the periods stated and to current date. During the years ended April 30, 2009 and April 30, 2008 Mr. Shenher’s salary from General Bio Energy Inc. totalled $54,000 (US$53,518) and $nil, respectively. For the period from May 1, 2009 to January 31, 2010, Mr. Shenher received $64,414 (US$63,839) in salary from General Bio Energy Inc.
(5)	Effective February 3, 2010, Mr. Cory Turner resigned his positions as Director, President, Chief Executive Officer Chief Financial Officer, and Principal Accounting Officer of our company and was appointed as Secretary and Treasurer of our company. During the years ended April 30, 2009, fees of US$30,000 were accrued regarding services provided by Mr. Turner and are recorded as an account payable in our financial statements. For the period from May 1, 2009 to January 31, 2010, fees of US$15,000 were accrued regarding services provided by Mr. Turner and are recorded as an account payable in our financial statements. Subsequent to the year ended April 30, 2009, Mr. Turner also received an expense re-imbursement of US$2,100.
(6)	Effective October 22, 2009, Mr. Ralph Proceviat resigned his position as Chief Financial Officer of our company and Mr. Cory Turner was appointed to the position of CFO on that same date. During the years ended April 30, 2009, fees of US$24,000 were accrued regarding services provided by Mr. Proceviat and are recorded as an account payable in our financial statements. For the period from May 1, 2009 to January 31, 2010, fees of US$6,000 were accrued regarding services provided by Mr. Proceviat and are recorded as an account payable in our financial statements.

Outstanding Equity Awards

As at January 31, 2010 and presently, we have not made any stock awards to our directors and/or executive officers, and there is no equity incentive award plan in place.

Options Grants

As at January 31, 2010 and presently, we do not have an option plan in place and there have been no grants of options to our directors and/or executive officers.

Director Compensation

Directors of our company may be paid for their expenses incurred in attending each meeting of the directors. In addition to expenses, directors may be paid a sum for attending each meeting of the directors or may receive a stated salary as director. No payment precludes any director from serving our company in any other capacity and being compensated for such service. Members of special or standing committees may be allowed similar reimbursement and compensation for attending committee meetings. During the year ended April 30, 2009, we did not pay any compensation or grant any stock options to our directors. We have not paid our director any fees during the nine month period ended January 31, 2010.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as disclosed herein, no director, executive officer, shareholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since the year ended April 30, 2009, in which the amount involved in the transaction exceeded or exceeds the lesser of US$120,000 or one percent of the average of our total assets at the year-end for the last three completed fiscal years.

Since the beginning of the fiscal year ended April 30, 2009, there have been no material related party transactions.

As recorded in the Exchange Agreement, Mr. Michael Shenher is the sole director, President and CEO, and 66.8% majority shareholder of General Bio Energy Inc. and is also the sole director, and President and CEO of Clean Power Concepts Inc.

Corporate Governance

We currently act with one director, this being Mr. Michael Shenher. Mr. Shenher is a related party and is not an “independent director” as defined by Nasdaq Marketplace Rule 4200(a)(15). The company intends to appoint additional directors in due course.

We do not have a standing audit, compensation or nominating committees, but our entire board of directors acts in such capacities. We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. Additionally, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

LEGAL PROCEEDINGS

On October 9, 2009, Shafer Commodities Inc. of Vancouver, BC, Canada filed a Statement of Claim for $24,345 in the Court of Queen's Bench Saskatoon against General Bio Energy Inc. pursuant to an invoice dispute. In respect of this matter, General Bio Energy is the plaintiff in a counterclaim against Shafer Commodities Inc. of Vancouver, BC, Canada in respect to an amount of $68,171 owed by Shafer Commodities to General Bio Energy Inc. The matter is scheduled for mediation May 7, 2010 in Saskatoon, Saskatchewan, Canada.

We know of no other material, existing or pending legal proceedings against our company, nor other than this matter are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON
EQUITY AND RELATED STOCKHOLDER MATTERS

The Company’s shares are cleared for trading by the Financial Industry Regulatory Authority (‘FINRA’) under the symbol “CPOW”. Our common shares are quoted on the Over-the-Counter Bulletin Board (‘OTC-BB’) and the following table sets forth the range of high and low bid quotations, obtained from www.bloomberg.com, for our common stock as reported each of the periods indicated. The market for our shares is limited, volatile and sporadic. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

National Association of Securities Dealers OTC Bulletin Board(1)

Quarter Ended	High Trade		Low Trade		Closing Trade
June 30, 2007	US$	4.00	US$	1.45	US$	1.60

September 30, 2007	US$	1.90	US$	1.22	US$	1.22
December 31, 2007		2.10		0.25		0.25
March 31, 2008		0.25		0.25		0.25
June 30, 2008		0.35		0.22		0.22

September 30, 2008	US$	0.65	US$	0.18	US$	0.18
December 31, 2008		0.39		0.10		0.10
March 31, 2009		0.20		0.10		0.10
June 30, 2009		0.10		0.10		0.10

September, 2009	US$	0.10	US$	0.01	US$	0.01
December 31, 2009		0.01		0.01		0.01
March 31, 2010(2)		0.48		0.30		0.30

Notes:
(1)	Over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.
(2)	On April 29, 2010 a change to our year end was made, which has changed our quarterly reporting cycle from a Sept/Dec/March/June cycle to a July/Oct/Jan/April cycle going forward.

Our common shares are issued in registered form.  The registrar and transfer agent for our common shares is: Empire Stock Transfer Inc., 1859 Whitney Mesa Dr., Henderson, NV, USA 89014, Tel: 702.818.5898, Fax: 702.974.1444, email: www.empirestock.com.

RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth certain information concerning securities which were sold or issued by us without the registration of the securities under the Securities Act of 1933 in reliance on exemptions from such registration requirements within the past three years:

Through a share exchange agreement executed on April 29, 2010, attached herein as Exhibit 10.1, (the ‘Exchange Agreement’), we  acquired 94.8% of the issued and outstanding  common shares of General Bio Energy Inc. (‘GBE’), a Saskatchewan Corporation, in return for issuance (the ‘Exchange’) of 28,426,612 restricted shares of our common stock (the ‘Shares’) based on a ratio of 18.21 common shares of Clean Power for each 1.00 share common share of GBE submitted for exchange. The consenting former shareholders of GBE who received shares in the Exchange are non-US persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) and the Shares have been issued in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended. We instructed our Transfer Agent to round up to one for any fractional interest which resulted in the calculation of the Exchange. The Exchange had the effect of increasing the issued and outstanding share capital of the Company from 50,0160,000 shares to 78,442,612 shares.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 1,000,000,000 shares of common stock at a par value of US$0.001 per share.

Common Stock

As of April 29, 2010, prior to the Exchange, there were 50,016,000 shares of our common stock issued and outstanding held by 36 stockholders of record. After the Exchange there were 78,442,612 shares of our common stock were issued and outstanding.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have any authorized or outstanding preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Options, Warrants and Convertible Securities

We have not issued and do not have outstanding any options, warrants, or other convertible securities to purchase shares of our common stock.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

We have not purchased any of our shares of common stock during the fourth quarter of our fiscal year ended April 30, 2010.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes provide that:

●
a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

●
a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

●
to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

●	by our stockholders;

●	by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

●	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

●	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

●	by court order.

Unless limited by our articles of incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

SECTION 3 - SECURITIES AND TRADING MAREKTS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Through a share exchange agreement executed on April 29, 2010, attached herein as Exhibit 10.1, (the ‘Exchange Agreement’), we  acquired 94.8% of the issued and outstanding  common shares of General Bio Energy Inc. (‘GBE’), a Saskatchewan Corporation, in return for issuance (the ‘Exchange’) of 28,426,612 restricted shares of our common stock (the ‘Shares’) based on a ratio of 18.21 common shares of Clean Power for each 1.00 share common share of GBE submitted for exchange. The consenting former shareholders of GBE who received shares in the Exchange are non-US persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) and the Shares have been issued in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended. We instructed our Transfer Agent to round up to one for any fractional interest which resulted in the calculation of the Exchange. The Exchange had the effect of increasing the issued and outstanding share capital of the Company from 50,0160,000 shares to 78,442,612 shares.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Management has determined that, as a result of the acquisition of  the interests in General Bio Energy Inc., our company has ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended.  Please refer to Item 2.01 of this current report for a detailed description of the acquisition and the business of our company following the acquisition.

SECTION 8 - OTHER EVENTS

ITEM 8.01 OTHER EVENTS

To coincide with the fiscal year end of General Bio Energy, Inc., effective on the date of the Exchange we changed our year end from June 30th of each year to April 30th of each year. Accordingly, our next statutory filing will be our audited financial statements on Form 10-K for the fiscal year ended April 30, 2010 and our first quarterly accounting period for the upcoming fiscal year ended April 30, 2011 will be July 31, 2010.

As recorded in the Exchange Agreement, Mr. Michael Shenher is the sole director, President and CEO, and 66.8% majority shareholder of General Bio Energy Inc. and is also the sole director, and President and CEO of Clean Power Concepts Inc.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits required by Item 601 of Regulation S-K

(a)  Financial Statements of Business Acquired

I.   General Bio Energy Inc. audited  financial  statements for the fiscal years ended April 30, 2009 and April 30, 2008:

General Bio Energy Inc.
Audited Financial Statements
For the years ended April 30, 2009 and 2008
(Denominated in Canadian dollars)

Management's Responsibility

To the Shareholders of General Bio Energy Inc.:

Management is responsible for the preparation and presentation of the accompanying financial statements, including responsibility for significant accounting judgments and estimates in accordance with Canadian generally accepted accounting principles.  This responsibility includes selecting appropriate accounting principles and methods, and making decisions affecting the measurement of transactions in which objective judgment is required.

In discharging its responsibilities for the integrity and fairness of the financial statements, management designs and maintains the necessary accounting systems and related internal controls to provide reasonable assurance that transactions are authorized, assets are safeguarded and financial records are properly maintained to provide reliable information for the preparation of financial statements.

The Board of Directors is composed primarily of members of management.  The Board is responsible for overseeing other management and employees in the performance of its financial reporting responsibilities, and for approving the financial statements.  The Board fulfils these responsibilities by reviewing the financial information prepared by management and discussing relevant matters with management and external auditors. The Board is also responsible for recommending the appointment of the Company's external auditors.

Meyers Norris Penny LLP, an independent firm of Chartered Accountants, is appointed by the Board to audit the financial statements and report directly to them; their report follows.  The external auditors have full and free access to, and meet periodically and separately with, both the Board and management to discuss their audit findings.

October 1, 2009

/s/ Michael Shenher
Chief Executive Officer

Auditors' Report

To the Shareholders General Bio Energy Inc.:

We have audited the balance sheets of General Bio Energy Inc. as at April 30, 2009 and 2008 and the statements of loss and comprehensive loss and deficit and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards.  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at April 30, 2009 and 2008 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

/s/ Meyers Norris Penny LLP
Meyers Norris Penny LLP
Chartered Accountants
Regina, Saskatchewan
October 1, 2009
April 22, 2010 - Note 16

General Bio Energy Inc. Balance Sheet As at April 30, 2009 and 2008 (Denominated in Canadian dollars)

	2009	2008
		(restated)
Assets
Current
Cash (Note 4)	$46,925	$-
Taxes & other accounts receivable (net of allowance of 2009)	150,002	68,859
Share subscription receivable	17,500	-
Prepaid expenses	8,532	5,761
Inventory (Note 5)	101,917	51,025

	324,876	125,645

Property, plant and equipment (Note 6, 16)	394,218	244,594

	$719,094	$370,239

Liabilities
Current
Bank indebtedness (Note 4)	$-	$11,822
Line of Credit (Note 4)	193,710	-
Accounts payable and accruals	293,319	243,077
Shareholder loans (Note 13)	344,279	66,050
Current portion of capital lease obligations (Note 7)	15,443	7,117
Current portion of long-term debt (Note 8)	18,185	1,980

	864,936	330,046

Capital lease obligations (Note 7)	33,502	9,306

Long-term debt (Note 8)	239,240	258,020

	$1,137,678	$597,372

Shareholders' Deficit
Share capital (Note 10)	1,843,697	851,201
Subscriptions received (Note 10)	-	107,500
Shareholders’ Deficit	$(2,262,281)	$(1,185,834)

	(418,584)	(227,133)

	$719,094	$370,239
Going concern (Note 2) Commitments (Note 9) Approved on behalf of the Board

/s/ Michael Shenher	Director

The accompanying notes to financial statements are an integral part of these financial statements

General Bio Energy Inc. Statements of Loss and Comprehensive Loss and Deficit For the years ended April 30, 2009 and April 30, 2008 (Denominated in Canadian dollars)

	2009	2008
Sales		(restated)

Canola meal	$442,813	$129,802
Canola Oil	331,778	126,456
Other	40,271	54,537
	814,862	310,795

Cost of sales	$969,662	$325,994

Gross Margin	$(154,800)	$(15,199)

Expenses
General and administrative expenses	76,209	55,515
Amortization (Note 16)	76,814	57,556
Production expenses	392,639	582,455
Professional fees	51,363	77,489
Salaries and wages (Note 11)	35,541	6,350
Research and development	179,668	203,855
Advertising	53,909	26,268

	$866,143	$1,009,488

Interest and finance charges	55,504	22,158

Net loss and comprehensive loss	$(1,076,447)	$(1,046,845)

Deficit, beginning of year, as previously reported	(811,685)	(138,989)
Correction of an error (Note 16)	(374,149)	-
Deficit, beginning of year, as restated	(1,185,834)	(138,989)

Deficit, end of year	$(2,262,281)	$(1,185,834)

Basic and diluted loss per common share	$(0.78)	$(1.04)
Weighted average number of common shares outstanding	1,377,675	1,004,483

The accompanying notes to financial statements are an integral part of these financial statements

General Bio Energy Inc. Statement of Cash Flows For the years ended April 30, 2009 and April 30, 2008 (Denominated in Canadian dollars)

	2009	2008
		(restated)
Operating activities
Net loss	$(1,076,447)	$(1,046,845)

Add back non-cash items:
Amortization	76,814	57,556
Stock based payments (Note 11)	13,500	33,500
Changes in working capital accounts
Taxes and other accounts receivable	(81,143)	(48,223)
Share subscription receivable	(17,500)	-
Prepaid expenses	(2,771)	574
Accounts payable and accruals	50,242	131,915
Inventory	(50,892)	(51,025)
Customer deposits	-	(66,173)

	$(1,088,197)	$(988,721)

Financing activities
Issue of common shares	$789,196	$492,700
Share subscriptions received	-	107,500
Proceeds (principal re-payments) from long-term debt	(2,575)	260,000
Increase in line of credit	193,710
Principal repayments on capital leases	(18,408)	(12,210)

	961,923	847,990
Investing activities
Shareholder loan	$278,229	$77,134
Deposits on equipment	-	50,000
Purchases of property, plant and equipment	(93,208)	(17,289)

	185,021	109,845

Increase (decrease) in cash	$58,747	$(30,886)

(Bank indebtedness) cash, beginning of year	(11,822)	19,064

Cash (bank indebtedness), end of year	46,925	(11,822)

Supplementary cash flow information
Interest paid	55,530	20,136

The accompanying notes to financial statements are an integral part of these financial statements

General Bio Energy Inc.
Notes to the Financial Statements
For the years ended April 30, 2009 and April 30, 2008
(Denominated in Canadian Dollars)

Note 1 - Incorporation and operations

General Bio Energy Inc. (the "Company" / "GBE"), formerly Canadian Green Fuels Inc, was incorporated under the Province of Saskatchewan on February 14, 2006.  The Company began its pre-production stage on May 1, 2006 and began selling products in July 2008. Throughout 2008 and 2009, GBE continued to develop, research, and test its pilot production equipment, and continues to develop and refine its alternative energy technology. The Company is a producer of bio-diesel and related products, from crushing fuel grade oilseed.  The Company’s production facility and head office is located in Regina, Saskatchewan.

Note 2 - Going concern

These financial statements have been prepared on a going concern basis and do not reflect the adjustments or reclassification of assets and liabilities which would be necessary if the Company were unable to continue its operations. At April 30, 2009, the Company had not yet achieved profitable operations, had accumulated losses of $2,262,281 (2008 - $1,185,834) since inception, had working capital deficiency of $540,060  (2008 - $204,401) and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to attain profitable operations and generate funds there from, and to continue to obtain borrowings or capital from third parties sufficient to meet current and future obligations.  Management is confident the company will attain profitable operations in the near term.

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the payment of liabilities in the ordinary course of business. Should the Company be unable to continue as a going concern, it may be unable to realize the carrying value of its assets and to meet its liabilities as they become due.

Note 3 - Significant accounting policies

The financial statements have been prepared in accordance with Canadian generally accepted accounting principles. The following policies are considered significant:

Use of estimates

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Amortization is based on the estimated useful lives of property, plant and equipment.

These estimates and assumptions are reviewed periodically and, as adjustments become necessary they are reported in earnings in the periods in which they become known.

Inventory

Inventory is valued at the lower of cost and net realizable value. Cost is determined by the weighted average method. Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs of completion and selling costs.

General Bio Energy Inc.
Notes to the Financial Statements
For the years ended April 30, 2009 and April 30, 2008
(Denominated in Canadian Dollars)

Property, plant and equipment

Property, plant and equipment are initially recorded at cost. Amortization is at rates intended to amortize the cost of assets over their estimated useful lives.

	Method	Rate
Vehicles	declining balance	30%
Computer equipment and software	declining balance	30%
Equipment	declining balance	20%
Office furniture and equipment	declining balance	20%
Leasehold improvements	straight-line	5	years
Production equipment	declining balance	20%
Tools	declining balance	20%

Future income taxes

The Company follows the asset and liability method of accounting for future income taxes. Under this method, future income tax assets and liabilities are recorded based on temporary differences between the carrying amount of balance sheet items and their corresponding tax bases. In addition, the future benefits of income tax assets, including unused tax losses, are recognized, subject to a valuation allowance, to the extent that it is more likely than not that such future benefits will ultimately be realized. Future income tax assets and liabilities are measured using substantively enacted tax rates and laws expected to apply when the tax liabilities or assets are to be either settled or realized.

Long-lived assets

Canadian generally accepted accounting principles require that long-lived assets to be held and used by the Company be reviewed for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If changes in circumstances indicate that the carrying amount of an asset that an entity expects to hold and use may not be recoverable, future cash flows expected to result from the use of the asset and its disposition must be estimated. If the undiscounted value of the future cash flows is less than the carrying amount of the asset, impairment is recognized. Management believes there have been no impairment to the property, plant and equipment of the Company as at April 30, 2009 and 2008.

Revenue recognition

The Company recognizes revenue from the sale of bio-diesel, additives, canola meal, and canola oil, when evidence of an arrangement exists, the product has been shipped, and the price to the buyer has been determined.

Stock Based Compensation

Stock based payments are recognized in the financial statements based on the value of the shares issued. The value of the shares issued is determined by reference to share issuances to third parties based on cash. Stock based payments are recognized upon receipt of services.

General Bio Energy Inc.
Notes to the Financial Statements
For the years ended April 30, 2009 and April 30, 2008
(Denominated in Canadian Dollars)

Loss per share

Basic loss per share is calculated by dividing loss available to common shareholders by the weighted average number of common shares outstanding during the period.

Financial instruments

Held for trading:

The Company has classified cash (bank indebtedness) as held for trading. These instruments are initially recognized at their fair value. Fair value is approximated by the instrument’s initial cost in a transaction between unrelated parties. Transactions to purchase or sell these items are recorded on the trade date, and transaction costs are immediately recognized in income. Held for trading financial instruments are subsequently measured at their fair value. Gains and losses arising from changes in fair value are recognized immediately in income.

Loans and receivables:

The Company has classified taxes and accounts receivable, and share subscriptions receivable as loans and receivables. These assets are initially recognized at their fair value. Fair value is approximated by the instrument’s initial cost in a transaction between unrelated parties. Transactions to purchase or sell these items are recorded on the trade date, and transaction costs are immediately recognized in income. Loans and receivables are subsequently measured at their amortized cost, using the effective interest method.

Other financial liabilities:

The Company has classified accounts payable and accruals, shareholder loans, line of credit, and long-term debt as other financial liabilities. These liabilities are initially recognized at their fair value. Fair value is approximated by the instrument’s initial cost in a transaction between unrelated parties. Transactions to purchase or sell these items are recorded on the trade date, and transaction costs are immediately recognized in income. Other financial liabilities are subsequently measured at amortized cost using the effective interest method.

Comprehensive income (loss)

Comprehensive income (loss) includes all changes in equity of the Company, except those resulting from investments by owners and distributions to owners. Comprehensive income (loss) is the total of net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) comprises revenues, expenses, gains and losses that, in accordance with Canadian generally accepted accounting principles, require recognition, but are excluded from net income (loss). The Company does not have any transactions recognized as other comprehensive income.

General Bio Energy Inc.
Notes to the Financial Statements
For the years ended April 30, 2009 and April 30, 2008
(Denominated in Canadian Dollars)

Recent accounting pronouncements

The CICA has confirmed that the use of International Financial Reporting Standards (“IFRS”) will be required for interim and annual financial statements related to fiscal years beginning on or after January 1, 2011. At this date, the Company will be required to prepare financial statements in accordance with IFRS. The Company is currently reviewing the standards to determine the potential impact on its financial statements.

Change in Accounting Policies

Section 3862 and 3863 of the CICA Handbook, “Financial Instruments – Disclosures” and “Financial Instruments – Presentation”, replaced the existing Section 3861, “Financial Instruments – Disclosures and Presentation”. The new sections revise and enhance disclosure requirements, and carry forward unchanged existing presentation requirements. These new sections place increased emphasis on disclosures about the nature and extent of risks arising from financial instruments and how the entity manages those risks. These standards were adopted by the Company for the fiscal year beginning May 1, 2008 and its implementation did not have an impact on the classification and valuation of the Company’s financial statements. This disclosure is included in Note 14.

Section 1535 of the CICA Handbook, Capital Disclosures, specifies the disclosure of: (i) the Company’s objectives, policies and process for managing capital; (ii) quantitative information about what it manages as capital; and (iii) whether the Company has complied with any externally imposed capital requirement and the consequences of such non-compliance. This standard was adopted by the Company for the fiscal year beginning May 1, 2008. This disclosure is included in Note 15.

The CICA issued Handbook Section 3031 “Inventories” which prescribes the accounting treatment for inventories. This section provides guidance on the determination of cost and its subsequent recognition as an expense, including any write-down to net realizable value. It also provides guidance on the cost formulas that are used to assign costs to inventories. This standard was adopted by the Company for the fiscal year beginning May 1, 2008 and requires retrospective application with restatement. The impact of adopting this standard was not significant for the Company.

The CICA amended Section 1400 of the handbook which requires management to make an assessment of an entity’s ability to continue as a going concern when preparing financial statements. In assessing whether the going concern assumption is appropriate, management must take into account all available information. The Company has disclosed information about going concern in Note 2.

Note 4 - Cash (bank indebtedness)

Cash consists of cash on deposit.

GBE established a line of credit with a supplier for input stock.  The line of credit has a maximum limit of $200,000.  The line of credit has an interest rate of 10%, and is unsecured.  The line of credit is repayable on demand.

General Bio Energy Inc.
Notes to the Financial Statements
For the years ended April 30, 2009 and April 30, 2008
(Denominated in Canadian Dollars)

Note 5 - Inventory

Inventory consists of the following balances:

	2009	2008
Canola / raw materials	355	13,757
Packaging materials	5,336	1,439
Bio-diesel	686	2,948
Bio-additives	8,773	946
Canola meal	660	5,323
Canola oil	86,107	26,612
Totals	101,917	51,025

Note 6 - Property, plant and equipment

			2009	2008
		Accumulated	Net book	Net book
	Cost	amortization	value	value
				(restated)
Vehicles	65,753	15,478	50,275	7,707
Computer equipment and software	7,365	2,686	4,679	2,050
Equipment	80,464	10,099	70,365	8,273
Office furniture and equipment	8,328	1,451	6,877	1,374
Leasehold improvements	45,201	13,539	31,662	15,784
Production equipment	325,636	96,147	229,489	209,406
Tools	969	98	871	-
Totals	533,716	139,498	394,218	244,594

Included in vehicles, are assets under capital leases with a cost of $10,599 (2008 - $10,599), accumulated amortization of $7,949 (2008 - $4,769) and a net book value of $2,650 (2008 - $5,830).

Included in equipment, are assets under capital leases with a cost of $51,046 (2008 – $nil), accumulated amortization of $5,105 (2008 – $nil) and a net book value of $45,941 (2008 – $ nil).

Included in production equipment, are assets under capital leases with a cost of $27,233 (2008 - $27,233), accumulated amortization of $9,853 (2008 – $4,407) and a net book value of $17,380 (2008 - $22,826).

General Bio Energy Inc.
Notes to the Financial Statements
For the years ended April 30, 2009 and April 30, 2008
(Denominated in Canadian Dollars)

Note 7 - Capital lease obligations

Future minimum lease payments on obligation under the capital lease are as follows:

	2009	2008
2009	$-	9,286
2010	18,087	8,025
2011	12,280	2,493
2012	9,662	-
2013	9,662	-
2014	4,028	-
Totals	$53,719	19,804

Less: imputed interest	$4,774	3,381

Less: current portion	$15,443	7,117

Long-term	$33,502	9,306

Note 8 - Long-term debt

Description of loan	Interest rate	Repayment terms	Maturity date	2009	2008
Loan 1 - first security interest in all present and acquired personal property. Seventy five percent of the outstanding balance has been personally guaranteed by shareholders.	Fixed interest rate of 9.6%	Interest is to be paid monthly. Principal repayments of $2,315 per month commence November 2009.	October 2018	$250,000	$250,000

Loan 2 - first security interest in all present and acquired personal property. Seventy five percent of the outstanding balance has been personally guaranteed by shareholders.	Variable interest rate of base plus 1%. The rate was 7.75% as of April 30, 2009	Interest is to be paid monthly. Principal repayments of $165 per month commence February 2008.	January 2013	$7,425	$10,000

		Less: current portion		$18,185	$1,980

		Long-term		$239,240	$258,020

		Total long-term debt		$257,425	$260,000

General Bio Energy Inc.
Notes to the Financial Statements
For the years ended April 30, 2009 and April 30, 2008
(Denominated in Canadian Dollars)

Principal repayments on long-term debt in each of the next five years are estimated as follows:

	2009	2008
2009	$-	$1,980
2010	18,185	18,185
2011	29,760	29,760
2012	29,760	29,760
2013	29,760	29,760
2014	29,760	29,760

Note 9 - Commitments

The Company leases a building from a related party on a monthly basis.  The monthly lease payment is $3,000.

Note 10 - Share capital

	April 30	April 30
	2009	2008
Authorized
Class A - Unlimited common shares without par value, voting
Class B - Unlimited common shares without par value, non-voting
Class C - Unlimited common shares without par value, non-voting
Class D - Unlimited preferred shares, $1 par value, voting, redeemable, retractable
Class E - Unlimited preferred shares, $1 par value, non-voting, redeemable, retractable
Class F - Unlimited preferred shares, $1 par value, non-voting, redeemable, retractable
Class G - Unlimited preferred shares, determined par value, non-voting, redeemable, retractable
Class H - Unlimited preferred shares, determined par value, non-voting, redeemable, retractable

Issued
Common shares
1,496,946 (April 30, 2008 - 1,000,000) Class A	1,843,697	1
nil (April 30, 2008 - 8,512) Class C	-	851,200

Total share capital issued	1,843,697	851,201

Subscriptions received
Common shares
Nil (April 30, 2008 - 1,075) Class C	-	107,500

Total subscriptions received	-	107,500
Total share capital	1,843,697	958,701

General Bio Energy Inc.
Notes to the Financial Statements
For the years ended April 30, 2009 and April 30, 2008
(Denominated in Canadian Dollars)

Upon incorporation, 1,000,000 class A shares were issued to the CEO as Founder’s shares.  On July 10, 2008, 125,000 class A shares were issued to the President as Founder’s shares. These shares have been issued for total consideration of $2.

On November 6, 2008, all of the issued class C shares were converted to class A shares at the rate of 20 class A shares for each class C share.

Note 11 - Stock based payments

The Company recognized stock based compensation payments of $103,800 (2008 - $41,000). The stock based compensation payments are detailed as follows:

Compensation paid with issuance of Class C and Class A shares is as follows:

●
Salaries and wages for employees of $13,500 (2008 - $32,500) were recognized during the period for which remuneration was granted in stock.  Valued at $100 per share 135 (2008 – 325) class C shares were granted to the employees.

●
Legal fees of $nil (2008 - $1,000) were recognized during the period for which remuneration was granted in stock.  These legal fees are recognized in professional fees. Valued at $100 per share nil (2008 - 10) class C shares were granted for the services.

●
The Company issued 678 (2008 – 75) class C common shares for total consideration of $67,800 (2008 - $7,500) for the purchase of equipment. The class C shares were issued at the rate of $100 per share, which is at the same rate at which cash investors subscribed to the class C shares.

●	The Company issued 4,500 class A shares for total consideration of $22,500 for the purchase of production equipment. The class A shares were issued for at a rate of $5 per share.

Compensation paid with issuance of share capital is as follows:

	April 30	April 30
	2009	2008
Supplementary cash flow:
Acquisition of Property, plant and equipment	90,300	7,500
Research and Development	-	32,500
Salaries and Wages	13,500	-
Legal Fees	-	1,000
	103,800	41,000

General Bio Energy Inc.
Notes to the Financial Statements
For the years ended April 30, 2009 and April 30, 2008
(Denominated in Canadian Dollars)

Note 12 - Income taxes

The Company has non-capital losses at April 30, 2009 of $1,834,417 (April 30, 2008 - $370,764), which expire as follows:

Non-capital losses carry forwards available until	2027	$6,488
	2028	364,276
	2029	1,463,653
		1,834,417

The nature and tax effect of items giving rise to the Company’s future income tax assets and liabilities are as follows:

	April 30	April 30
	2009	2008
Future income tax assets (liabilities):
Property, plant and equipment	$(15,744)	$(19,353)
Capital lease obligations	14,430	4,435
Share issue cost	6,129	5,076
Research and development	-	152,942
Cumulative eligible capital	3,534	3,800
Non-capital loss carry forwards	495,293	100,106
Total future income tax assets	503,642	247,006
Less: valuation allowance	(503,642)	(247,006)
Future income tax assets, net of valuation allowance	$-	$-

The reconciliation of the Company's effective tax expense is as follows:

	April 30	April 30
	2009	2008
Loss before taxes	$(1,076,448)	$(1,046,849)
Combined federal and provincial statutory income tax rate	16%	16%

Income taxes calculated at statutory rate	(172,232)	(167,496)
Non-deductible items	11,849	6,974
Income tax effect on future income taxes	(114,495)	(110,344)
Provincial Government assistance on SRED expenditures	21,050	23,972
Change in valuation allowance	253,828	246,894

Provision for income taxes	$-	$-

The Company has claimed Scientific Research and Development expenditures $560,583 (2008 – $576,060). As of April 30, 2009, the investment tax credits associated with these research and development expenditures  of $196,204 (2008 - $201,621) have not been credited to comprehensive income as the final resolution of the Company’s claim with federal taxation authorities cannot be determined with certainty at this time.

General Bio Energy Inc.
Notes to the Financial Statements
For the years ended April 30, 2009 and April 30, 2008
(Denominated in Canadian Dollars)

Note 13 - Related party transactions

During the period, the following transactions with related entities / persons were conducted:

●
The Company occupies leased premises subject to minimum monthly rent of $3,000.  The premises are leased from a corporation controlled by a group of GBE shareholders. Rent payments of $3,000 (2008 - $36,000) were paid to the related Company during the period.

●	GBE owed Directors $344,279 (2008 - $66,050). The Directors advanced funds to GBE in order to manage working capital.
●	The CEO, one of the Company’s founders, has not taken any compensation from the Company during 2008. During 2009, the CEO was paid compensation of $54,000.

Other related party transactions are described separately in these financial statements. These transactions were conducted in the normal course of operations and measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

Note 14 - Financial Instruments and Risk Management

The carrying value of cash (bank indebtedness), accounts receivable, accounts payables and accruals approximate fair value due to their immediate or relatively short term maturity. The fair value of long-term debt approximates amortized cost due the interest rates approximating prime lending costs of similar debt. The fair value of the shareholder loan receivable/payable is not determinable as there is no interest rate and no set repayments terms.

Risk Management

The Company’s activities expose it to a variety of financial risks, including risks related to interest rate, credit, and cash flow risk.

Interest rate risk

The Company’s interest rate risk is limited to the fluctuation of floating rates on its outstanding long-term debt. The interest rate is a floating rate of prime plus 1%. A change in the Company’s floating rate of plus or minus 2% would result in the Company’s interest expense increasing or decreasing by $5,160.

Credit risk

The Company is exposed to credit risk as a result of selling product to customers on credit. The maximum value of the Company’s credit risk is $150,002 (2008 - $68,828) which is the amount due from customers.  Credit risk is managed by the Company by regularly reviewing outstanding account balances, and by dealing with reputable customers.

General Bio Energy Inc.
Notes to the Financial Statements
For the years ended April 30, 2009 and April 30, 2008
(Denominated in Canadian Dollars)

Cash Flow Risk

The Company is exposed to cash flow, risk, which is the risk of not having sufficient cash resources to pay down liabilities while continuing to expand the plant capabilities. The Company has managed its cash flow risk by regularly following up on its accounts receivable, shareholder loans, and private investments.  Additional disclosure on cash flow risk is included in Note 2.

Note 15 - Capital Management

The Company’s objectives when managing capital are to safeguard the entity’s ability to continue as a going concern while maintaining adequate financial flexibility to invest in new business opportunities that will provide attractive returns to the shareholders. The primary activities engaged by the Company to generate attractive returns include the construction and related leasehold improvements of new and relocated/ renovated facilities, the development of new business concepts, and investment in new technologies and/or distribution capacity to support the expansion of the business and its current and future asset network. The Company’s main sources of capital are cash flows generated from operations, revolving lines of credit, long-term debt, shareholder loans, and third party investment. This cash flow is used to fund its capital expenditures, working capital needs and growth and operational requirements. The Company’s strategy is to carry a flexible capital base to maintain investor, market and creditor confidence and to sustain future business development opportunities.

The Company manages its capital structure based on ongoing changes in economic conditions and related risk characteristics of its underlying assets. The Company considers its capital structure to include shareholders’ equity, long-term debt and working capital. To maintain or adjust the capital structure, the Company may from time to time, issue or re-purchase shares, raise debt and/or adjust its capital spending to manage its current and projected debt levels.

The Company’s share capital is not subject to external restrictions. There were no changes in the Company’s approach to capital management during the periods.

Note 16 - Correction of an error

During the year, management determined that certain expenditures capitalized as property, plant, and equipment during 2008, did not meet the companies policy for capitalization. These expenditures related to the further development of the bio-diesel pilot plant, and should have been expensed in the financial statements. As a result management has retroactively restated prior period numbers. The impact of the correction on prior period numbers is as follows:

General Bio Energy Inc.
Notes to the Financial Statements
For the years ended April 30, 2009 and April 30, 2008
(Denominated in Canadian Dollars)

	April 30, 2008 as previously stated	Restatement	April 30 2008 restated
Balance Sheet
Property, plant, and equipment	$618,743	$(374,149)	$244,594

Statement of Loss and Comprehensive Loss and Deficit
Amortization	71,218	(13,662)	57,556
Production expenses (R and M)	142,031	387,811	529,842
Net loss and comprehensive loss	$(672,696)	$(374,149)	$(1,046,845)

Basic and diluted loss per share	$(0.59)	$(0.45)	$(1.04)

Note 17 - US GAAP Reconciliation

The Company’s financial statements have been prepared according to Canadian Generally Accepted Accounting Principles (“GAAP”). Management has determined there are no material differences between US and Canadian GAAP that have an impact on these financial statements.

Recently Issued U.S. Accounting Pronouncements

In April 2009, FASB issued guidance in the ASC Topic 825 – Financial Instruments (formerly FSP FAS 107-1 and APB 28-1) of the Codification on interim disclosures about fair value of financial instruments. The guidance requires disclosures about the fair value of financial instruments for both interim reporting periods, as well as annual reporting periods. The guidance is effective for all interim and annual reporting periods ending after June 15, 2009 and shall be applied prospectively. The implementation of this guidance is not expected to have a material impact on the Company’s financial statements as at April 30, 2010.

In May 2009, the FASB issued new standards for subsequent events, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The new standards are effective for interim and annual reporting periods ending after June 15, 2009. The Company will adopt the new standards for the year ending April 30, 2010.

In June 2009, the FASB issued the FASB Accounting Standards Codification (the “Codification”) for financial statements issued for interim and annual periods ending after September 15, 2009.  The Codification became the single authoritative source for GAAP.   The Company will adopt the new standards for the year ending April 30, 2010. The codification in not expected to affect the Company’s financial position, cash flows, or results of operations.

General Bio Energy Inc.
Notes to the Financial Statements
For the years ended April 30, 2009 and April 30, 2008
(Denominated in Canadian Dollars)

Also in June 2009, the FASB issued guidance for “Accounting for Transfers of Financial Assets, an Amendment to FAS 140” in ASC Topic 860 (formerly SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities-a replacement of FASB Statement No. 125, as amended by SFAS No. 166, Accounting for Transfers of Financial Assets – An Amendment of FASB Statement No. 140) of the Codification, which is effective for fiscal years beginning after November 15, 2009, which amends prior principles to require more disclosure about transfers of financial assets and the continuing exposure, retained by the transferor, to the risks related to transferred financial assets, including securitization transactions. It eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures. It also enhances information reported to users of financial statements by providing greater transparency about transfers of financial assets and an entity’s continuing involvement in transferred financial assets. The Company is currently reviewing the potential impact, if any; this guidance will have on the Company’s financial statements upon adoption.

In January 2010, the FASB issued Accounting Standards Update No. 2010-06, “Fair Value Measurements Disclosures,” which amends Subtopic 820-10 of the FASB Accounting Standards Codification to require new disclosures for fair value measurements and provides clarification for existing disclosures requirements. More specifically, this update will require (a) an entity to disclose separately the amounts of significant transfers in and out of Levels 1 and 2 fair value measurements and to describe the reasons for the transfers; and (b) information about purchases, sales, issuances and settlements to be presented separately (i.e. present the activity on a gross basis rather than net) in the reconciliation for fair value measurements using significant unobservable inputs (Level 3 inputs). This update clarifies existing disclosure requirements for the level of disaggregation used for classes of assets and liabilities measured at fair value and requires disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements using Level 2 and Level 3 inputs. The Company does not anticipate that the adoption of this statement will materially expand its financial statement note disclosures.

Note 18 - Comparative Figures

Certain comparative figures have been reclassified to conform to the current year’s financial statement presentation.

II.   General Bio Energy Inc. unaudited financial statements for the nine month interim period ended January 31, 2010:

General Bio Energy Inc.
Financial Statements
For the interim nine month period ended January 31, 2010

Management's Responsibility

To the Shareholders of General Bio Energy Inc.:

Management is responsible for the preparation and presentation of the accompanying financial statements, including responsibility for significant accounting judgments and estimates in accordance with Canadian generally accepted accounting principles.  This responsibility includes selecting appropriate accounting principles and methods, and making decisions affecting the measurement of transactions in which objective judgment is required.

In discharging its responsibilities for the integrity and fairness of the financial statements, management designs and maintains the necessary accounting systems and related internal controls to provide reasonable assurance that transactions are authorized, assets are safeguarded and financial records are properly maintained to provide reliable information for the preparation of financial statements.

The Board of Directors is composed primarily of members of management.  The Board is responsible for overseeing other management and employees in the performance of its financial reporting responsibilities, and for approving the financial statements.  The Board fulfils these responsibilities by reviewing the financial information prepared by management and discussing relevant matters with management and external auditors. The Board is also responsible for recommending the appointment of the Company's external auditors.

Meyers Norris Penny LLP, an independent firm of Chartered Accountants, is appointed by the Board to audit the financial statements and report directly to them; their report follows.  The external auditors have full and free access to, and meet periodically and separately with, both the Board and management to discuss their audit findings.

April 22, 2010

/s/ Michael Shenher
Chief Executive Officer

General Bio Energy Inc. Balance Sheet As at January 31, 2010 and April 30, 2008 (Denominated in Canadian dollars)

	January 31, 2010	April 30, 2009
Assets
Current
Cash (Note 3)	$-	$46,925
Taxes and other accounts receivable (net of allowance of $21,000)	218,438	150,002
Share subscription receivable	1,000	17,500
Prepaid expenses	5,048	8,532
Inventory (Note4)	88,472	101,917

	312,958	324,876

Property, plant and equipment (Note 6)	500,055	394,218

	$813,013	$719,094

Liabilities
Current
Bank indebtedness (Note 3)	17,830	-
Line of Credit (Note 3)	187,210	193,710
Accounts payable and accruals	406,809	293,319
Shareholder loans (Note 6)	471,312	344,279
Current portion of capital lease obligations	14,658	15,443
Current portion of long-term debt	14,880	18,185

	1,112,699	864,936
Capital lease obligations)	28,443	33,502
Long-term debt	234,501	239,240

	1,375,643	1,137,678
Shareholders' Deficit
Share capital (Note 5)	1,914,570	1,843,697
Subscriptions received (Note 5)	-	-
Shareholders’ Deficit	(2,477,200)	(2,262,281)

	(562,630)	(418,584)

	$813,013	$719,094
Going concern (Note 2) Commitments Approved on behalf of the Board

/s/ Michael Shenher	Director

The accompanying notes to financial statements are an integral part of these financial statements

General Bio Energy Inc. Statements of Loss and Comprehensive Loss and Deficit For the three and nine month periods ended January 31, 2010 and January 31, 2009 (Denominated in Canadian dollars)

	Three months ended January 31, 2010	Three months ended January 31, 2009	Nine months ended January 31, 2010	Nine months ended January 31, 2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Sales
Canola meal	$-	$121,705	$-	$370,452
Canola Oil	8,505	132,082	28,915	279,169
Toll processing	51,559	-	234,618	-
Other	13,814	14,505	20,400	32,284
	73,878	268,292	283,933	681,905

Cost of sales	23,774	301,470	111,060	750,278

Gross Margin	50,104	(33,178)	172,873	(68,373)

Expenses
General and administrative expenses	34,300	18,335	69,134	41,837
Amortization	25,091	19,903	71,405	57,055
Production expenses	13,877	108,763	39,713	252,584
Professional fees	15,722	13,379	51,672	31,870
Salaries and wages	56,689	15,189	110,880	15,189
Research and development	-	44,703	-	114,205
Loss on disposal of assets	1,000	-	12,514	-
Advertising	850	8,857	8,790	24,943

	$147,529	$229,129	$364,108	$537,683

Interest and finance charges	6,039	13,291	23,684	46,157

Net loss and comprehensive loss	$(103,464)	$(275,598)	$(214,919)	$(652,213)

Deficit, beginning of period	(2,373,736)	(1,562,449)	(2,262,281)	(1,185,834)

Deficit, end of period	(2,477,200)	(1,838,047)	(2,477,200)	(1,838,047)

Basic and diluted loss per common share	$(0.07)	$(0.19)	$(0.14)	$(0.47)
Weighted average number of common shares outstanding	1,511,896	1,430,852	1,507,967	1,386,051

The accompanying notes to financial statements are an integral part of these financial statements

General Bio Energy Inc. Statement of Cash Flows For the nine month periods ended January 31, 2010 and January 31, 2009 (Denominated in Canadian dollars)

	Nine months ended January 31, 2010	Nine months ended January 31, 2009
	(unaudited)	(unaudited)
Operating activities
Net loss	$(214,919)	$(652,213)

Add back non-cash items:
Amortization	71,405	57,055
Loss on disposal of assets	(12,514)	-
Stock based payments	-	10,000
Expenses paid by sale of asset	(8,396)	-
Changes in working capital accounts
Taxes and other accounts receivable	68,436	(151,097)
Share subscription receivable	(16,500)	-
Prepaid expenses	(3,484)	4,382
Accounts payable and accruals	113,490	95,270
Inventory	(13,445)	(101,732)

	(15,927)	(738,335)

Financing activities
Issue of common shares	70,873	536,035
Principal re-payments from long-term debt	(8,044)	(2,080)
(Decrease) increase in line of credit	(6,500)	209,415
Principal repayments on capital leases	(12,828)	(14,030)

	43,501	729,340
Investing activities
Shareholder loans	127,033	102,506
Purchases of property, plant and equipment	(219,362)	(79,808)

	(92,329)	22,698

(Decrease) increase in cash	$(64,755)	$13,703

Cash (Bank indebtedness), beginning of period	46,925	(11,822)

(Bank indebtedness) Cash, end of period	(17,830)	1,881

Supplementary cash flow information
Interest paid	23,717	39,348

The accompanying notes to financial statements are an integral part of these financial statements

General Bio Energy Inc.
Notes to the Financial Statements
For the years ended April 30, 2009 and April 30, 2008
(Denominated in Canadian Dollars)

Note 1 - Incorporation and operations

General Bio Energy Inc. (the "Company" / "GBE"), formerly Canadian Green Fuels Inc, was incorporated under the Province of Saskatchewan on February 14, 2006.  The Company began its pre-production stage on May 1, 2006 and began selling products in July 2008. The Company is a producer of bio-diesel and related products, from crushing fuel grade oilseed. The Company’s production facility and head office is located in Regina, Saskatchewan.

Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted as allowed bysuch rules and regulations, and the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these financial statements be read in conjunction with our April 30, 2009 audited financial statements and accompanying notes.

Note 2 - Going concern

These financial statements have been prepared on a going concern basis and do not reflect the adjustments or reclassification of assets and liabilities which would be necessary if the Company were unable to continue its operations.  At January 31, 2010, the Company had not yet achieved profitable operations, had accumulated losses of $2,477,200 since inception, had working capital deficiency of $799,741 and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to attain profitable operations and generate funds there from, and to continue to obtain borrowings or capital from third parties sufficient to meet current and future obligations. Management is confident the company will attain profitable operations in the near term.

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the payment of liabilities in the ordinary course of business. Should the Company be unable to continue as a going concern, it may be unable to realize the carrying value of its assets and to meet its liabilities as they become due.

Note 3 - Cash (bank indebtedness)

Cash consists of cash on deposit.

GBE established a line of credit with a supplier for input stock. The line of credit has a maximum limit of $200,000.  The line of credit has an interest rate of 10%, and is unsecured. The line of credit is repayable on demand.

Note 4 - Inventory

Inventory consists of the following balances:

	January 31, 2010	April 30, 2009
	(unaudited)
Canola / raw materials	$355	$355
Packaging materials	12,651	5,336
Bio-diesel	686	686
Bio-additives	8,773	8,773
Canola meal	-	660
Canola oil	66,007	86,107
	88,472	101,917

General Bio Energy Inc.
Notes to the Financial Statements
For the years ended April 30, 2009 and April 30, 2008
(Denominated in Canadian Dollars)

Note 5 - Share capital

	January 31,	April 30,
	2010	2009
	(unaudited)
Authorized
Class A - Unlimited common shares without par value, voting
Class B - Unlimited common shares without par value, non-voting
Class C - Unlimited common shares without par value, non-voting
Class D - Unlimited preferred shares, $1 par value, voting, redeemable, retractable
Class E - Unlimited preferred shares, $1 par value, non-voting, redeemable, retractable
Class F - Unlimited preferred shares, $1 par value, non-voting, redeemable, retractable
Class G - Unlimited preferred shares, determined par value, non-voting, redeemable, retractable
Class H - Unlimited preferred shares, determined par value, non-voting, redeemable, retractable

Issued
Common shares
1,511,896 (April 30, 2009 - 1,496,946) Class A	1,914,570	1,843,697

Total share capital	1,914,570	1,843,697

Note 6 - Related party transactions

During the period, the following transactions with related entities / persons were conducted:

●
The Company occupies leased premises subject to minimum monthly rent of $3,000. The premises are leased from a corporation controlled by a group of GBE shareholders. Rent payments of $21,000 (2009 - $3,000) were paid to the related Company during the period.

●	GBE owed Directors $471,312 (2009 - $344,279). The Directors advanced funds to GBE in order to manage working capital.
●	The CEO, one of the Company’s founders, was paid compensation of $64,414 (2009 - $54,000).

Other related party transactions are described separately in these financial statements. These transactions were conducted in the normal course of operations and measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

(As recorded in the Exchange Agreement, Mr. Michael Shenher is the sole director, President and CEO, and 66.8% majority shareholder of General Bio Energy Inc. and is also the sole director, and President and CEO of Clean Power Concepts Inc.)

General Bio Energy Inc.
Notes to the Financial Statements
For the years ended April 30, 2009 and April 30, 2008
(Denominated in Canadian Dollars)

Note 7 - Contingency

The Company has been named as defendant in a statement of claim seeking to recover payments for inappropriate quality of product delivered. The complaint with respect to this action generally alleges the Company did not provide quality products to the plaintiff. This statement of claim remains at an early stage and such the outcome is unknown. There has been no amounts accrued in these financial statements as the outcome and amount is unknown.

Note 8 - US GAAP Reconciliation

The Company’s financial statements have been prepared according to Canadian Generally Accepted Accounting Principles (“GAAP”). Management has determined there are no material differences between US and Canadian GAAP that have an impact on these financial statements.

Note 9 - Comparative Figures

Certain comparative figures have been reclassified to conform to the current year’s financial statement presentation.

Note 10 - Subsequent Event

Through a share exchange agreement executed on April 29, 2010, attached herein as Exhibit 10.1, 94.8% of the issued and outstanding  common shares of General Bio Energy Inc. was exchanged in return for issuance ‘Exchange’) of 28,426,612 restricted shares of the common stock of Clean Power Concepts Inc. based on a ratio of 18.21 common shares of Clean Power for each 1.00 share common share of General Bio Energy Inc. submitted for exchange.

(b)  Pro Forma Financial Information

I.   Pro Forma unaudited financial  statement information required by Reg S-X §210.8-05 for the most recent fiscal year ended April 30, 2009:

Pro Forma - Unaudited Balance Sheet As at April 30, 2009 (Denominated in Canadian dollars)

	General Bio Energy Inc. April 30, 2009	Adjustments relating to predecessor company	PRO FORMA Clean Power Concepts Inc. April 30, 2009
ASSETS
Current
Cash	$46,925	$2,257	$49,182
Taxes & other accounts receivable (net of allowance of 2009)	150,002	-	150,002
Share subscription receivable	17,500	-	17,500
Prepaid expenses	8,532	824	9,356
Inventory	101,917	-	101,917
TOTAL CURRENT ASSETS	324,876	3,081	327,957
Property, plant and equipment	394,218	-	394,218
TOTAL ASSETS	$719,094	$3,081	$722,175

LIABILITIES
Current
Bank indebtedness	$-	$-	$-
Line of Credit	193,710	-	193,710
Accounts payable and accruals	293,319	136,713	430,032
Shareholder loans	344,279	-	344,279
Demand loans	-	431,650	431,650
Interest payable	-	84,434	84,434
Current portion of capital lease obligations	15,443	-	15,443
Current portion of long-term debt	18,185	-	18,185
TOTAL CURRENT LIABILITIES	864,936	652,797	1,517,733
Capital lease obligations	33,502	-	33,502
Long-term debt	239,240	-	239,240
TOTAL LIABILITIES	$1,137,678	$652,797	$1,790,475

SHAREHOLDERS’ (DEFICIT)
Share capital (Note 1)	$1,843,697	$50,691	$1,894,388
Discount on common shares	-	(17,448)	(17,448)
Accumulated (deficit)	(2,206,306)	(682,959))	(2,889,265)
Total Clean Power Concepts Inc. and Subsidiaries equity	(362,609)	(649,716)	(1,012,325)
Non-Controlling Interest in GBE (Note 4)	(55,975)	--	(55,975)
TOTAL SHAREHOLDERS’ (DEFICIT)	(418,584)	(649,716)
TOTAL LIABILITIES AND SHAREHOLDERS’ (DEFICIT)	$719,094	$3,081	$722,175

The accompanying notes to financial statements are an integral part of these financial statements

Pro Forma - Unaudited Statements of Loss and Comprehensive Loss and Deficit As at April 30, 2009 (Denominated in Canadian dollars)

	General Bio Energy Inc. April 30, 2009	Adjustments relating to predecessor company	PRO FORMA Clean Power Concepts Inc. April 30, 2009
SALES

Canola meal	$442,813	$-		$442,813
Canola Oil	331,778	-		331,778
Other	40,271	-		40,271
	814,862			814,862
Cost of sales	$969,662	$-		$969,662
GROSS MARGIN	(154,800)	-		(154,800)

Expenses
General and administrative expenses	$76,209	$-		$76,209
Amortization	76,814	-		76,814
Production expenses	392,639	-		392,639
Professional fees	51,363	-		51,363
Salaries and wages	35,541	-		35,541
Research and development	179,668	-		179,668
Advertising	53,909	-		53,909
TOTAL EXPENSES	$866,143	$-		$866,143
Interest and finance charges	(55,504)	-		(55,504)
Net (loss) and comprehensive (loss) from GBE continuing operations	$(1,076,447)	$-		$(1,076,447)
Less: Net GBE (loss) attributable to GBE Non-Controlling Interest (Note 4)	55,975	-		55,975
Equals: Net GBE (loss) attributable to Clean Power Concepts Inc. and Subsidiaries	(1,020,472)	-		(1,020,472)

Net (loss) from discontinued operations (Note 5)	$-	$(200,416)		$(200,416)

Net (loss) and comprehensive (loss)	$(1,076,447)	$(200,416)		$(1,276,863)

Deficit, beginning of year, as previously reported	$(811,685)	-)		-
Correction of an error	(374,149)	-		-
Deficit, beginning of year, as restated	(1,185,834)	(482,543))		$(1,668,377)
Deficit, end of year	$(2,262,281)	$(682,959)		$(2,945,240)

Basic and diluted loss per common share			$	Nil
Weighted average number of common shares outstanding				75,103,462

The accompanying notes to financial statements are an integral part of these financial statements

Pro Forma - Unaudited Statement of Cash Flows As at April 30, 2009 (Denominated in Canadian dollars)

	General Bio Energy Inc. April 30, 2009	Adjustments relating to predecessor company	PRO FORMA Clean Power Concepts Inc. April 30, 2009
Operating activities
Net loss	$(1,076,447)	$(200,416)	$(1,276,863)

Add back non-cash items:
Amortization	76,814	-	76,814
Stock based payments	13,500	-	13,500
Interest payable related to discontinued operations	-	43,165	43,165
Changes in working capital accounts
Taxes and other accounts receivable	(81,143)	-	(81,143)
Share subscription receivable	(17,500)	-	(17,500)
Prepaid expenses	(2,771)	-	(2,771)
Prepaid expenses related to discontinued operations	-	(824)	(824)
Accounts payable and accruals	50,242	-	50,242
Accounts payable and accruals related to discontinued operations	-	141,576	141,576
Inventory	(50,892)	-	(50,892)
Net cash provided (used) by operating activities	$(1,088,197)	$(16,499)	$(1,104,696)

Financing activities
Issue of common shares	789,196	-	789,196
Proceeds (principal re-payments) from long-term debt	(2,575)	-	(2,575)
Increase in line of credit	193,710	-	193,710
Principal repayments on capital leases	(18,408)	-	(18,408)
Net cash provided (used) by financing activities	$961,923	$-	$961,923

Investing activities
Shareholder loan	278,229	-	278,229
Deposits on equipment	-	-	-
Purchases of property, plant and equipment	(93,208)	-	(93,208)
Net cash provided (used) by investing activities	$185,021	$-	$185,021

Increase (decrease) in cash	$58,747	$(16,499)	$42,248

(Bank indebtedness) cash, beginning of year	$(11,822)	$18,756	$6,934

Cash (bank indebtedness), end of year	$46,925	$2,257	$49,182

Supplementary cash flow information
Interest paid	$55,530	$-	$55,530

The accompanying notes to financial statements are an integral part of these financial statements

Pro Forma - Unaudited
Notes to Financial Statements
As at April 30, 2009
 (Denominated in Canadian Dollars)

Note 1 - Share Exchange Agreement

Through a share exchange agreement executed on April 29, 2010, attached herein as Exhibit 10.1, (the ‘Exchange Agreement’), we  acquired 94.8% of the issued and outstanding  common shares of General Bio Energy Inc. (‘GBE’), a Saskatchewan Corporation, in return for issuance (the ‘Exchange’) of 28,426,612 restricted shares of our common stock (the ‘Shares’) based on a ratio of 18.21 common shares of Clean Power for each 1.00 share common share of GBE submitted for exchange. The consenting former shareholders of GBE who received shares in the Exchange are non-US persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) and the Shares have been issued in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended. We instructed our Transfer Agent to round up to one for any fractional interest which resulted in the calculation of the Exchange. The Exchange had the effect of increasing the issued and outstanding share capital of the Company from 50,0160,000 shares to 78,442,612 shares. All references in the pro forma financial statements included in this current report to stock issued and stock outstanding have been retroactively adjusted as if the Exchange had taken place at the earliest date shown.

Note 2 - Accounting Period Change

To coincide with the accounting cycle of our acquired subsidiary GBE, we have changed our fiscal year end from June 30th to April 30th each year. This change is reflected in these pro forma financial statements.

Note 3 - Change in Functional and Reporting Currency

To coincide with the functional and reporting currency of our acquired subsidiary GBE, we have changed our functional and reporting currency from the US dollar to the Canadian dollar. This change is reflected in these pro forma financial statements.

Note 4 - Non-Controlling Interest

As required by GAAP, these pro forma financial statements include the allocation to ‘Non-Controlling Interest’ of a proportionate share of the Company’s net losses relating to the 5.2% ownership interest in General Bio Energy Inc. which is not owned by the Company.

Note 5 – Discontinued Operations

On April 29, 2010 as the result of the Company purchase of General Bio Energy Inc., the former business of the Company is considered to be a ‘discontinued operation’, as that term is applied under GAAP. This is reflected in these pro forma financial statements by treating all activities of the acquisition of GBE as being a discontinued operation. This change has been retroactively applied in these pro forma statements to the earliest period reported.

Pro Forma - Unaudited
Notes to Financial Statements
As at April 30, 2009
 (Denominated in Canadian Dollars)

The components of discontinued operations are:

Statements of Operations:

Year Ended April 20, 2009
EXPENSES:
General and Administrative expenses	150,145
Total expenses	$150,145
Net (loss) from operations	$(150,145)
Interest expense	(50,271)
Discontinued Operations Net (loss)	$(200,416)

II.  Pro Forma unaudited financial  statement information required by Reg S-X §210.8-05 for the interim nine month period ended January 31, 2010:

Pro Forma - Unaudited Balance Sheet As at January 31, 2010 (Denominated in Canadian dollars)

	General Bio Energy Inc. January 31, 2010	Adjustments relating to predecessor company	PRO FORMA Clean Power Concepts Inc. January 31, 2010
ASSETS
Current
Cash	$-	$3,185	$3,185
Taxes & other accounts receivable	218,438	-	218,438
Share subscription receivable	1,000	-	1,000
Prepaid expenses	5,048	2,529	7,577
Inventory	88,472	-	88,472
TOTAL CURRENT ASSETS	312,958	5,714	318,672
Property, plant and equipment	500,055	-	500,055
TOTAL ASSETS	$813,013	$5,714	$818,727

LIABILITIES
Current
Bank indebtedness	$17,830	$-	$17,830
Line of Credit	187,210	-	187,210
Accounts payable and accruals	406,809	152,392	559,201
Shareholder loans	471,312	-	471,312
Demand loans	-	456,096	456,096
Interest payable	-	123,426	123,426
Current portion of capital lease obligations	14,658	-	14,658
Current portion of long-term debt	14,880	-	14,880
TOTAL CURRENT LIABILITIES	1,112,699	731,914	1,844,613
Capital lease obligations	28,443	-	28,443
Long-term debt	234,501	-	234,501
TOTAL LIABILITIES	$1,375,643	$731,914	$2,107,557

SHAREHOLDERS’ (DEFICIT)
Share capital (Note 1)	$1,914,570	$53,562	$1,968,132
Discount on common shares	-	(18,437)	(18,437)
Accumulated (deficit)	(2,466,024)	(761,325)	(3,227,349)
Total Clean Power Concepts Inc. and Subsidiaries equity	(551,454)	(726,200))	(1,277,654)
Non-Controlling Interest in GBE (Note 4)	(11,176)	--	(11,176)
TOTAL SHAREHOLDERS’ (DEFICIT)	(562,630)	(726,200)	(1,288,830)
TOTAL LIABILITIES AND SHAREHOLDERS’ (DEFICIT)	$813,013	$5,714	$818,727

The accompanying notes to financial statements are an integral part of these financial statements

Pro Forma - Unaudited Statements of Loss and Comprehensive Loss and Deficit As at January 31, 2010 for nine month interim period then ended (Denominated in Canadian dollars)

	General Bio Energy Inc. January 31, 2010	Adjustments relating to predecessor company	PRO FORMA Clean Power Concepts Inc. January 31, 2010
SALES

Canola meal	$-	$-	$-
Canola Oil	28,915	-	28,915
Toll processing	234,618	-	234,618
Other	20,400	-	20,400
Total Sales	283,933	-	283,933
Cost of sales	$111,060	$-	$111,060
GROSS MARGIN	172,873		172,873

Expenses
General and administrative expenses	$69,134	$-	$69,134
Amortization	71,405	-	71,405
Production expenses	39,713	-	39,713
Professional fees	51,672	-	51,672
Salaries and wages	110,880	-	110,880
Research and development	-	-	-
Loss on disposal of assets	12,514	-	12,514
Advertising	8,790	-	8,790
TOTAL EXPENSES	$364,108	$-	$364,108
Interest and finance charges	(23,684)	-	(23,684)
Net (loss) and comprehensive (loss) from GBE continuing operations	$(214,919)	$-	$(214,919)
Less: Net GBE (loss) attributable to GBE Non-Controlling Interest (Note 4)	11,176	-	11,176
Equals: Net GBE (loss) attributable to Clean Power Concepts Inc. and Subsidiaries	(203,743)	-	(203,743)

Net (loss) from discontinued operations (Note 5)	$-	$(78,366)	$(78,366)

Net (loss) and comprehensive (loss)	$(214,919)	$(78,366)	$(293,285)

Deficit, beginning of period	$(2,262,281)	$(682,959)	$(2,945,240)
Deficit, end of period	$(2,477,200)	$(761,325)	$(3,238,525)

Basic and diluted loss per common share			$ Nil
Weighted average number of common shares outstanding			77,476,079

The accompanying notes to financial statements are an integral part of these financial statements

Pro Forma - Unaudited Statement of Cash Flows As at January 31, 2010 for nine month interim period then ended (Denominated in Canadian dollars)

	General Bio Energy Inc. January 31, 2010	Adjustments relating to predecessor company	PRO FORMA Clean Power Concepts Inc. January 31, 2010
Operating activities
Net loss	$(214,919)	$(78,366)	$(293,285)
Add back non-cash items:
Amortization	71,405	-	71,405
Loss on disposal of assets	(12,514)	-	(12,514)
Stock based payments	-	-	-
Interest payable related to discontinued operations	-	38,992	38,992
Expenses paid by sale of asset	(8,396)	-	(8,396)
Changes in working capital accounts
Taxes and other accounts receivable	68,436	-	68,436
Share subscription receivable	(16,500)	-	(16,500)
Prepaid expenses	(3,484)	-	(3,484)
Prepaid expenses related to discontinued operations	-	(1,705)	(1,705)
Accounts payable and accruals	113,490	-	113,490
Accounts payable and accruals related to discontinued operations	-	15,679	15,679
Inventory	(13,445)	-	(13,445)
Net cash provided (used) by operating activities	$(15,927)	$(25,400)	$(41,327)

Financing activities
Issue of common shares	70,873	-	72,755
Issue of common shares related to discontinued operations	-	1,882	72,755
Proceeds (principal re-payments) from long-term debt	(8,044)	-	(8,044)
(Decrease) increase in line of credit	(6,500)	-	(6,500)
Principal repayments on capital leases	(12,828)	-	(12,828)
Net cash provided (used) by financing activities	$43,501	$1,882	$45,383

Investing activities
Shareholder loan	127,033	-	127,033
Demand loans related to discontinued operations	-	24,446	24,446
Purchases of property, plant and equipment	(219,362)		(219,362)
Net cash provided (used) by investing activities	$(92,329)	$24,446	$(67,883)

Increase (decrease) in cash	$(64,755)	$928	$(63,827)

Cash (bank indebtedness), beginning of period	$46,925	$2,257	$49,182

(Bank indebtedness) cash, end of period	$(17,830)	$3,185	$(14,645)

Supplementary cash flow information
Interest paid	$23,717	$-	$23,717

The accompanying notes to financial statements are an integral part of these financial statements

Pro Forma - Unaudited
Notes to Financial Statements
As at January 31, 2010 for nine month interim period then ended
 (Denominated in Canadian Dollars)

Note 1 - Share Exchange Agreement

Through a share exchange agreement executed on April 29, 2010, attached herein as Exhibit 10.1, (the ‘Exchange Agreement’), we  acquired 94.8% of the issued and outstanding  common shares of General Bio Energy Inc. (‘GBE’), a Saskatchewan Corporation, in return for issuance (the ‘Exchange’) of 28,426,612 restricted shares of our common stock (the ‘Shares’) based on a ratio of 18.21 common shares of Clean Power for each 1.00 share common share of GBE submitted for exchange. The consenting former shareholders of GBE who received shares in the Exchange are non-US persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) and the Shares have been issued in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended. We instructed our Transfer Agent to round up to one for any fractional interest which resulted in the calculation of the Exchange. The Exchange had the effect of increasing the issued and outstanding share capital of the Company from 50,0160,000 shares to 78,442,612 shares. All references in the pro forma financial statements included in this current report to stock issued and stock outstanding have been retroactively adjusted as if the Exchange had taken place at the earliest date shown.

Note 2 - Accounting Period Change

To coincide with the accounting cycle of our acquired subsidiary GBE, we have changed our fiscal year end from June 30th to April 30th each year. This change is reflected in these pro forma financial statements.

Note 3 - Change in Functional and Reporting Currency

To coincide with the functional and reporting currency of our acquired subsidiary GBE, we have changed our functional and reporting currency from the US dollar to the Canadian dollar. This change is reflected in these pro forma financial statements.

Note 4 - Non-Controlling Interest

As required by GAAP, these pro forma financial statements include the allocation to ‘Non-Controlling Interest’ of a proportionate share of the Company’s net losses relating to the 5.2% ownership interest in General Bio Energy Inc. which is not owned by the Company.

Note 5 – Discontinued Operations

On April 29, 2010 as the result of the Company purchase of General Bio Energy Inc., the former business of the Company is considered to be a ‘discontinued operation’, as that term is applied under GAAP. This is reflected in these pro forma financial statements by treating all activities of the acquisition of GBE as being a discontinued operation. This change has been retroactively applied in these pro forma statements to the earliest period reported.

Pro Forma - Unaudited
Notes to Financial Statements
As at January 31, 2010 for nine month interim period then ended
 (Denominated in Canadian Dollars)

Statements of Operations:

Nine month period ended January 31, 2010
EXPENSES:
General and Administrative expenses	44,1560
Total expenses	$44,156
Net (loss) from operations	$(44,156)
Interest expense	(34,210)
Discontinued Operations Net (loss)	$(78,366)

EXHIBITS INDEX

Exhibit Number	Description

(3)	Articles of Incorporation and Bylaws
3.1	Articles of Incorporation(1)
3.2	Bylaws(1)
3.3	Stock certificate specimen(1)
3.4	Certificate of Amendment of Articles of Incorporation(2)

(10)	Material Contracts
10.1	Share Exchange Agreement dated April 29, 2010(3)
10.2	Process Technology License Agreement with Government of Canada, Department of Fisheries and Oceans dated February 4, 2010
10.3	Manufacturing Technology Lease Agreement Fluid-Quip Inc. dated September 17, 2008
10.4	Property Lease with Related Parties dated February 1, 2009
10.5	Industrial Trailer Lease with Polaris Leasing Ltd. dated September 1, 2009
10.6	Vehicle Lease with GMAC dated November 14, 2008
10.7	Skid steer loader Lease with Caterpillar Tractor October 17, 2008

(1)   Filed as an exhibit to our Registration Statement on Form SB-2 filed May 1, 2006 and incorporated herein by this reference
(2)    Filed as an exhibit to Current Report on Form 8-K filed November 6, 2009 and incorporated herein by this reference
(3)    Exhibits 10.2 to 10.7 are the same as  the documents referenced in Schedules 6 and 8 in the Share Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN POWER CONCEPTS, INC.

/s/ Michael Shenher
Michael Shenher
President and CEO, and Director

/s/ Cory Turner
Cory Turner
Secretary and Treasurer

Date:  April 30, 2010